Exhibit 3.1

COMPANIES ACT 2014

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

(as altered by Special Resolution effective 5 July 2024)

1	The name of the Company is Smurfit Westrock Public Limited Company.

2	The Company is a public limited company, registered under Part 17 of the Companies Act 2014 (the “Act”).

3	The objects for which the Company is established are:

3.1	to carry on the business of an investment company and / or of a holding company and for such purpose to acquire and hold, either in the name of the Company or in the name of any nominee or agent, any shares, stocks, bonds, debentures or debenture stock (whether perpetual or not), loan stock, notes, obligations or other securities or assets of any kind, whether corporeal or incorporeal, (in this Clause referred to as “Securities”) issued or guaranteed by any company and similarly to acquire and hold as aforesaid any Securities issued or guaranteed by any government, state, ruler, commissioners, or other public body or authority (and whether sovereign, dependent, national, regional, local or municipal), and to acquire any Securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all rights and powers conferred by or incident to the ownership of any Securities including, without limitation, all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof;

3.2	to undertake the management and control and supervision of the business or operations of any person or company and in particular, without limitation, to plan and effectively carry out the organisation of and to initiate and to carry out schemes for the promotion and expansion of any such business, to engage in research into all problems relating to investment, property, financial, portfolio, industrial and business management, to carry out all or any work of a clerical, secretarial, managerial or other like nature, to provide staff and services, to prepare and deal with accounts, returns, forms and all documents required to be prepared and furnished in relation to any such bodies, to direct and carry out all advertising and publicity for any such business, and generally to do all acts and things (including the receipt and payment of money) necessary to be done for the supervision of the day to day running of any such business and to enter into contracts with any such company for the carrying out of the works or provisions of any of the services which the Company is authorised to perform or provide;

3.3	to promote, develop and secure the interests of the group of companies which for the time being shall consist of the Company and any company which for the time being is an Associated Company and to so do in such manner as the Company may think fit and in particular, without limitation, by giving any guarantee, indemnity, support or security, in respect of or, directly or indirectly, assuming any liability or obligation of, any Associated Company, by making any payment or loan or disposition of any property, assets or rights to or for the benefit of any Associated Company or acquiring any property, assets or rights from any Associated Company notwithstanding that the Company may not receive in respect of any such transaction full or adequate consideration therefor or any consideration whatsoever or may pay consideration which would or might be in excess of an arms’ length consideration;

3.4	to purchase (including, without limitation, by the issue of Securities of the Company) or otherwise acquire and carry on all or any part of the business or property and to undertake any liabilities of any person or company possessed of property suitable for any of the purposes of the Company or carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in connection with the same or which is capable of being conducted so as, directly or indirectly, to benefit the Company;

3.5	to purchase, take on lease, on licence, in exchange, upon option or otherwise acquire and hold any lands, buildings, property (whether leasehold or freehold) or any rights or interests therein or in respect thereof or in any forests, crops or growing produce thereon or any minerals therein or thereunder or any rights to pass thereon or any rights or interests in or over the sea, the sea bed, the sea shore, the sky or in space, or any interests connected or associated with any of the foregoing and to exercise any rights in respect thereof and to develop, improve, alter or manage the same or any part thereof in any way (including, without limitation, construction, demolition, landscaping, planting, draining and improving) and to farm, harvest or extract anything from the same;

3.6	to purchase, take on lease, on licence, in exchange, upon option, on hire or hire-purchase, or otherwise acquire and hold any personal property, rights or privileges which the Company may think necessary or convenient for the purposes of its business or which may seem to the Company calculated, directly or indirectly, to benefit the Company including, without limitation, the subscription, taking or otherwise acquiring of Securities in any company;

3.7	to apply for, purchase or otherwise acquire and protect and renew any patents, patent rights, inventions, secret processes, recipes, receipts, prescriptions, formulae, trademarks, trade names, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention or process which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated, directly or indirectly, to benefit the Company and to use, exercise, develop or grant licences in respect of, or otherwise turn to account, the property, rights or information so acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights;

3.8	to establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem, directly or indirectly, calculated to benefit the Company or to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the Securities of any such other company;

3.9	to invest and to deal with the moneys of the Company not immediately required in any manner;

3.10	to amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession, mutual assistance or otherwise with any person or company carrying on or engaged in or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in or which can be carried on in conjunction therewith or which is capable of being conducted so as, directly or indirectly, to benefit the Company;

3.11	to constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities;

3.12	to give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company;

3.13	to sell, lease, mortgage or otherwise dispose of the business, property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit and to improve, manage, develop, exchange, licence, turn to account or otherwise deal with, all or any of the business, property, assets and undertaking of the Company and in particular, without limitation, to accept Securities of any other company in payment or part payment of the consideration payable to the Company in respect of any transaction referred to in this paragraph;

3.14	to promote, develop and secure the interests of the group of companies which for the time being shall consist of the Company and any company which for the time being is an Associated Company and to so do in such manner as the Company may think fit and in particular, without limitation, by giving any guarantee, indemnity, support or security, in respect of or, directly or indirectly, assuming any liability or obligation of, any Associated Company, by making any payment or loan or disposition of any property, assets or rights to or for the benefit of any Associated Company or releasing any Associated Company from any liability or responsibility of any nature owing by it to the Company (including, without limitation, any debt or other amount owing to the Company by such Associated Company) or acquiring any property, assets or rights from any Associated Company notwithstanding (in any such case) that the Company may not receive in respect of any such transaction full or adequate consideration therefor or any consideration whatsoever or may pay consideration which would or might be in excess of an arms’ length consideration;

3.15	to establish and maintain or procure the establishment and maintenance of or to adhere to any contributory or non-contributory pension or superannuation funds, schemes or plans for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or of any Associated Company or who are or were at any time Directors or officers of the Company or of any Associated Company and the spouses, families and dependents of any such persons and also establish and subsidise and subscribe to any associations, institutions, clubs or funds calculated to be for the benefit of the Company and to make payments to or towards the insurance of any such person as aforesaid either alone or in conjunction with any other company and further to do any acts or things or make any arrangements or provisions necessary or desirable to enable all or any of such persons as aforesaid to become shareholders in the Company or otherwise to participate in the profits of the Company or any Associated Company;

3.16	to settle moneys or other assets on the trustee or trustees of any trust, foundation, settlement or institution set up for charitable or benevolent purposes or for any public, general or useful object or to lend money or provide services (with or without interest or charge) to any such trustee or trustees and to pay, subscribe, lend or contribute assets or services of the Company (with or without interest or charge) or give any guarantee or indemnity in respect of any trust, foundation, settlement or institution set up or operating for any such purpose or object or in respect of any exhibition or for any charitable, benevolent, public, general or useful object;

3.17	to borrow or raise money in such manner as the Company shall think fit and in particular, without limitation, by the issue of Securities of the Company (other than shares or stock) and to secure the repayment of any moneys borrowed or raised or any other obligation, debt or liability of any nature of the Company by way of mortgage, charge, lien or other security interest over or in respect of all or any of the Company’s undertaking, property or assets (both present and future and including its uncalled capital) upon such terms as to priority and otherwise as the Company shall think fit;

3.18	to carry on a treasury business including the procurement of short, medium or long term finance or unlimited duration, the investment in property of whatever nature including real and personal property and wherever situated and the provision of financial and investment services and facilities, financial and investment management, advice, assistance, information and agency services in any currency whatsoever and to carry out financing and lending of every description to such persons or companies upon such terms as may seem expedient;

3.19	to purchase, acquire by any means, hold and create, enter into any arrangement relating to, deal and participate in, underwrite and sell or dispose of by any means, securities, financial and swap instruments and rights of all kinds including without limitation foreign currencies, shares, stocks, gilts, equities, debentures, debenture stock, bonds, notes, commercial paper, risk management instruments, swaps, credit default swaps or hedges, interest rate hedges, foreign currency hedges, floors, collars, options and such other financial and swap instruments and rights and securities as are similar to, or are derivatives of, any of the foregoing;

3.20	to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies;

3.21	as an object of the Company and as a pursuit in itself or otherwise, and whether for the purpose of making a profit or avoiding a loss or for any other purpose whatsoever, to engage in currency and interest rate transactions, credit default swaps, hedges or other transactions and any other financial or other transaction of whatever nature, including any transaction for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or the credit standing or any person or entity or from any other risk or factor affecting the Company’s undertaking and business, including but not limited to dealings, whether involving purchases, sales or otherwise in any credit-default contracts, currency, spot and forward exchange rate contracts, forward rate agreements caps, floors and collars, futures, options, swaps, and any other credit default currency interest rate and other hedging arrangements and such other instruments as are similar to, or derivatives of any of the foregoing;

3.22	to lend and advance money or give credit to any person or company and upon such terms as may seem expedient (whether with or without security or any interest or other charge);

3.23	to give any guarantee or indemnity in respect of or otherwise support or secure in any manner (whether by personal covenant or by mortgaging, charging or granting any lien or other security interest over or in respect of all or any part of the Company’s undertaking, property or assets, both present and future and including its uncalled capital, or by both such methods) any obligation, debt, liability of any nature of any person or company upon such terms as to priority and otherwise as the Company shall think fit;

3.24	to pay for any rights or property acquired by the Company and to remunerate any person or company whether by way of cash payment or by the allotment of Securities of the Company credited as paid up in full or in part or otherwise;

3.25	upon any issue of Securities of the Company, to employ brokers, commission agents and underwriters and to provide for the remuneration of such persons for their services;

3.26	to draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments;

3.27	to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the Company’s objects or any of them and to obtain from any such government, authority, person or company any rights, privileges, charters, licenses and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith;

3.28	to undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise;

3.29	to adopt such means of making known the products, investments or services of the Company or any Associated Company as may seem expedient and in particular, without limitation, by advertising in the press or radio or television by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards, scholarships and donations and by sponsoring sports events, theatrical and cinematic performances and exhibitions of all descriptions;

3.30	to apply for, promote and obtain any Act of the Oireachtas or any charter, privilege, licence or authorisation of any government, state or municipality or any ministerial or departmental licence or order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the interests of the Company or any Associated Company;

3.31	to promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or to do any lawful act or thing with a view to preventing or resisting, directly or indirectly, any interruption of or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or any Associated Company or its or their employees and to subscribe to any association or fund for any such purposes;

3.32	to undertake and carry on any other trade or business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on by the Company or which is calculated, directly or indirectly, to enhance the value of or render profitable, any of the Company’s businesses, rights or property;

3.33	to do all or any of the matters hereby authorised in any part of the World and with or in respect of persons or companies resident, domiciled, incorporated, registered or carrying on business in any part of the World and either as principal, agent, factor, trustee or otherwise and by or through agents, factors, trustees or otherwise and either alone or in conjunction with others;

3.34	to distribute in specie or otherwise as may be resolved any of the assets of the Company among the members; and

3.35	to do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them,

provided that:

(i)	the objects set out in any paragraph of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set out in such paragraph or from the terms of any other paragraph or by the name of the Company; none of such paragraphs or the object or objects therein specified shall be deemed subsidiary or ancillary to the objects mentioned in any other paragraph, but the Company shall have full power to exercise all or any of the powers and to achieve and endeavour to achieve all or any of the objects conferred by and provided in any one or more of said paragraphs;

(ii)	the word “company” in this Clause, except where used in reference to the Company, shall be deemed to include any firm, partnership, association or other body of persons, whether incorporated or not incorporated, and whether resident, domiciled, incorporated, registered, or carrying on business in the State or elsewhere; and

(iii)	the expression “Associated Company” in this Clause, shall be deemed to mean any company which for the time being is a subsidiary or holding company (which expressions in this proviso shall bear the meanings respectively ascribed thereto by Sections 7 and 8 of the Act) of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances).

4	The liability of the members is limited.

5	The authorised share capital of the Company is US$10,000,000 and €25,000, divided into 9,500,000,000 ordinary shares of US$0.001 each, 500,000,000 preference shares of US$0.001 each and 25,000 Euro deferred shares of €1.00 each.

6	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

Total:

Dated the day of

Witness to the above signatures :

COMPANIES ACT 2014

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

(as adopted by special resolution effective 5 July 2024)

MATHESON LLP

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

D02 R296

T: +353 1 232 2000

Contents

PART I — PRELIMINARY		12
1	Interpretation	12

PART II — SHARE CAPITAL AND RIGHTS		16
2	Share Capital	16
3	Share Rights	16
4	Rights of Shares on Issue	18
5	Redeemable Shares	18
6	Allotment of Shares	18
7	Section 1023 Authority	18
8	Variation of Rights	19
9	Purchase of Own Shares	20
10	Reissue of Treasury Shares	20
11	Trusts Not Recognised	21
12	Disclosure of Interests	21
13	Restriction of Rights	22
14	Payment of Commission	24

PART III — SHARE CERTIFICATES		24
15	Issue of Certificates	24
16	Balance and Exchange Certificates	25
17	Replacement of Certificates	25

PART IV — LIEN ON SHARES		25
18	Extent of Lien	25
19	Power of Sale	25
20	Power to Effect Transfer	25
21	Proceeds of Sale	26

PART V — CALLS ON SHARES AND FORFEITURE		26
22	Making of Calls	26
23	Time of Call	26
24	Liability of Joint Holders	26
25	Interest on Calls	26
26	Instalments Treated as Calls	27
27	Power to Differentiate	27
28	Notice Requiring Payment	27
29	Forfeiture	27
30	Power of Disposal	27
31	Effect of Forfeiture or Surrender	27
32	Statutory Declaration	28

PART VI — TRANSFER OF SHARES		28
33	Transfer and Evidence of Title	28
34	Status of Holder	29
35	Refusal to Register Transfers	29
36	Closing of Transfer Books	30
37	Absence of Registration Fees	30
38	Retention of Transfer Instruments	30
39	Renunciation of Allotment	30

PART VII — TRANSMISSION OF SHARES		30
40	Death of a Member	30
41	Transmission on Death or Bankruptcy	30
42	Rights before Registration	31

PART VIII — ALTERATION OF SHARE CAPITAL		31
43	Increase of Capital	31
44	Consolidation, Sub-Division and Cancellation of Capital	31

45	Fractions on Consolidation	31
46	Reduction of Capital	32

PART IX — GENERAL MEETINGS		32
47	Annual General Meetings	32
48	Extraordinary General Meetings	32
49	Convening General Meetings	32
50	Notice of General Meetings	32
51	Change in Venue or Time of Meeting	34

PART X — PROCEEDINGS AT GENERAL MEETINGS		34
52	Quorum for General Meetings	34
53	Order of Business	35
54	Advance Notice of Member Business and Nominations	36
55	Chairperson of General Meetings	42
56	Director’s and Auditors’ Right to Attend General Meetings	43
57	Adjournment of General Meetings	43
58	Amendments to Resolutions	43
59	Determination of Resolutions	44
60	Taking of a Poll	44
61	Record Dates and Votes of Members	44
62	Voting by Joint Holders	45
63	Voting by Incapacitated Holders	45
64	Default in Payment of Calls	45
65	Time for Objection to Voting	45
66	Appointment of Proxies	45
67	Bodies corporate acting by representatives at meetings	46
68	Deposit of Proxy	46
69	Rights of Proxy	48
70	Effect of Proxy Instruments	48
71	Effect of Revocation of Proxy or Authorisation	48
72	Class Meetings	48

PART XI — DIRECTORS		49
73	Numbers of Directors	49
74	Shareholding Qualification for Directors	49
75	Remuneration of Directors	49
76	Expenses of Directors and Use of Company Property	49
77	Alternate Directors	49

PART XII — POWERS OF DIRECTORS		50
78	Directors Powers	50
79	Power to Delegate	50
80	Local Management	51
81	Appointment of Attorneys	51
82	Borrowing Powers	51

PART XIII — APPOINTMENT, NOMINATION, RETIREMENT AND DISQUALIFICATION OF DIRECTORS		51
83	Retirement by Rotation	51
84	Procedure if Insufficient Directors Re-elected	52
85	Provisions for General Meeting Convened Under Article 84	52
86	Deemed Re-appointment	53
87	Eligibility for Appointment	53
88	Appointment & Nomination of Directors	53
89	Disqualification & Removal of Directors	53

PART XIV — DIRECTORS’ OFFICES AND INTERESTS		54
90	Executive Offices	54
91	Directors’ Interests	55
92	Restriction on Director’s Voting	56
93	Entitlement to Grant Pensions and Purchase Insurance	57

PART XV — PROCEEDINGS OF DIRECTORS		58
94	Regulation and Convening of Directors’ Meetings	58
95	Quorum for Directors’ Meetings	58
96	Voting at Directors’ Meetings	59
97	Telecommunication Meetings	59
98	Chairperson of Meetings of Directors	59
99	Validity of Acts of Directors	60
100	Directors’ Resolutions or other Documents in Writing	60

PART XVI — THE SECRETARY		60
101	Appointment of Secretary	60
102	Assistant Secretary	60

PART XVII — SEALS OF THE COMPANY		60
103	Use of Seals	60
104	Signature of Sealed Instruments	60
105	Seal for Use Abroad	61

PART XVIII — DIVIDENDS AND RESERVES		61
106	Declaration of Dividends	61
107	Interim and Fixed Dividends	61
108	Reserves	62
109	Scrip Dividends	62
110	Apportionment of Dividends	64
111	Deductions from Dividends	64
112	Dividends in Specie	64
113	Payment of Dividends and Other Monies	65
114	Dividends Not to Bear Interest	66
115	Payment to Holders on a Particular Date	66
116	Unclaimed Dividends	66

PART XIX — POWER TO CAPITALISE		66
117	Capitalisation of Non-Distributable Profits and Reserves	66
118	Implementation of Capitalisation Issues	67

PART XX — NOTICES		68
119	Notices in Writing	68
120	Service of Notices	68
121	Use of Electronic Communication	69
122	Service on Joint Holders	70
123	Service on Transfer or Transmission of Shares	71
124	Signature to Notices	71
125	Deemed Receipt of Notices	71

PART XXI — WINDING UP		71
126	Distribution on Winding Up	71
127	Distribution in Specie	71

PART XXII — MISCELLANEOUS		72
128	Inspection and Confidentiality	72
129	Destruction of Records	72
130	Untraced Shareholders	72
131	Indemnity	73
132	Arrangements in respect of the listing of the Company’s Ordinary Shares in the US	75
133	Shareholder rights plan	77

COMPANIES ACT 2014

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SMURFIT WESTROCK PUBLIC LIMITED COMPANY

(as adopted by special resolution effective 5 July 2024)

PART I — PRELIMINARY

1	Interpretation

1.1	The following regulations shall apply to the Company and shall constitute the Articles of the Company for the purposes of the Act. Without prejudice to Section 1007(4) of the Act and save as expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provision of the Act, any such optional provision of the Act shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions of the Act (and the expression “optional provision” shall take its meaning from Section 1007(2) of the Act).

1.2	In these Articles the following expressions shall have the following meanings:

“Act”, the Companies Act 2014 and all acts of the Oireachtas and statutory instruments which are to be read as one with, or construed or read together as one with the Companies Act 2014 and every statutory modification, amendment, extension or re-enactment thereof for the time being in force (or, where the context so admits or requires, any one or more of such acts;

“advanced electronic signature”, the meaning given to that expression in Regulation (EU) No.  910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing Directive 1999/93/EC ;

“Articles”, these Articles of Association as from time to time altered by resolution of the Company;

“Auditors”, the statutory auditors for the time being of the Company;

“Belgian Law Rights”, the fungible co-ownership rights governed by Belgian law over a pool of book-entry interests in securities of the same issue which EB Participants hold;

“Business Day”, any day (other than a Saturday or Sunday) on which banks are generally open for normal business in Dublin, London and New York;

“CDIs”, CREST Depository Interests;

“Clear Days”, in relation to the period of a notice, that period excluding the day on which the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“close of business”, 5:00 p.m.  local time in Dublin, Ireland;

“Company”, Smurfit Westrock Public Limited Company;

“Court”, the High Court of Ireland;

“CREST” or “CREST System”, the securities settlement system operated by Euroclear UK & Ireland Limited and constituting, in respect of CDIs, a relevant system for the purposes of the UK CREST Regulations;

“CREST Participants”, the meaning given to that term in Article 132;

“CTCNA”, Computershare Trust Company N.A.;

“Deferred Shares”, the Deferred Shares as defined in Article 2;

“Depositary Interest” or “DI”, the meaning given to that term in Article 132;

“DI Custodian”, the meaning given to that term in Article 132;

“DI Deed”, the deed poll made or to be made by the DI Depositary constituting the Company’s Depositary Interests;

“DI Depositary”, the meaning given to that term in Article 132;

“Directors”, the Directors, for the time being, of the Company or any of them acting as the board of Directors of the Company;

“DTC”, The Depositary Trust Company;

“EB Participants”, participants in Euroclear Bank, each of which has entered into an agreement to participate in the Euroclear System subject to the terms and conditions issued by Euroclear Bank from time to time;

“Effective Time”, the meaning given to that term in Article 132;

“electronic communication”, the meaning given to that expression in the Electronic Commerce Act 2000;

“electronic general meeting”, a general meeting hosted on an electronic platform, whether that general meeting is physically hosted at a specific location simultaneously or not;

“electronic platform”, means any form of electronic platform and includes, without limitation, website addresses, application technology and conference call systems;

“electronic signature”, the meaning given to that expression in Regulation (EU) No.  910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing Directive 1999/93/EC;

“Euro” or “€”, the official currency of the Eurozone;

“Euroclear Bank”, Euroclear Bank SA/NV, a company incorporated in Belgium;

“Euroclear Nominees”, Euroclear Nominees Limited, a wholly owned subsidiary of Euroclear Bank, established under the laws of England and Wales with registration number 02369969;

“Euroclear Share(s)”, any Ordinary Share(s) in respect of which Euroclear Nominees is the Holder on the US Listing Record Date;

“Euroclear System”, the securities settlement system operated by Euroclear Bank and governed by Belgian law;

“Exchange Act”, the Securities Exchange Act of 1934, as amended;

“Holder”, in relation to any share in the capital of the Company, the member whose name is entered in the Register as the holder of the share;

“Interest”, means any interest whatsoever in shares (of any size) which would be taken into account in deciding whatever a notification to the Company would be required under Chapter 4 Part 17 of the Act and “interested” shall be construed accordingly;

“London Stock Exchange”, London Stock Exchange plc;

“Office”, the registered office, for the time being, of the Company;

“Ordinary Shares”, the Ordinary Shares as defined in Article 2;

“Preference Shares”, the Preference Shares as defined in Article 2;

“Public Announcement”, any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“qualified certificate”, the meaning given to that expression in the Electronic Commerce Act 2000;

“Redeemable Shares”, the redeemable shares as defined by section 64 of the Act;

“Register”, the register of members of the Company to be kept as required by the Act;

“Restricted Share”, any Ordinary Share which, by reason of the application of US federal securities laws, the rules and regulations of DTC or any other applicable law, is either incapable of, or ineligible for, admission to DTC for any period of time;

“Restricted Shareholder”, any Holder of a Restricted Share;

“Revenue”, the Revenue Commissioners of Ireland;

“RIS”, any regulatory information service provided by or approved for use by any of the regulated market(s) on which the Company’s securities are admitted to trading;

“Seals”, the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Act;

“Secretary”, any person appointed to perform the duties of the Secretary of the Company, including an assistant or deputy secretary;

“shares”, any shares in the capital of the Company, except where the provisions of these Articles preclude such an interpretation;

“State”, Ireland and the word “Irish” shall be construed accordingly;

“Stock Exchange”, the New York Stock Exchange and / or the London Stock Exchange or such body or bodies as may succeed to their respective functions in either or both of the US and / or the United Kingdom;

“Treasury Share”, the meaning given to such expression by Section 106 of the Act;

“UK CREST Regulations”, the Uncertificated Securities Regulations 2001 of the United Kingdom;

“United Kingdom”, the United Kingdom of Great Britain and Northern Ireland;

“US”, the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

“USD” or “$”, the lawful currency of the US;

“US Listing”, the meaning given to that term in Article 132; and

“US Listing Record Date”, a date and time, to be determined by the Directors, by reference to which the treatment of the Ordinary Shares subject to the provisions of Article 132 at the Effective Time will be determined.

1.3	Expressions in these Articles referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, writing in electronic form and any other modes of representing or reproducing words in a visible form, provided however that where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form. The expression “executed” shall include any mode of execution whether under seal or under hand.

1.4	Unless specifically defined herein or the context otherwise requires, words and expressions contained in these Articles shall bear the same meanings as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.5	References to any Article are references to an Article contained in these Articles and any reference in an Article to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Article in which the references is contained unless it appears from the context that a reference to some other provisions is intended.

1.6	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

1.7	References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

1.8	In these Articles, the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms and companies.

1.9	References in these Articles to an uncertificated share, or to a share being held in uncertificated form, are references to that share being an uncertificated unit of a security, and references to a certificated share, or to a share being in certificated form, are references to that share being a unit of a security which is not an uncertificated unit of a security.

1.10	Subject to the Act, where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PART II — SHARE CAPITAL AND RIGHTS

2	Share Capital

The authorised share capital of the Company is US$10,000,000 and €25,000, divided into 9,500,000,000 ordinary shares of US$0.001 each (the “Ordinary Shares”), 500,000,000 preference shares of US$0.001 each (the “Preference Shares”) and 25,000 Euro deferred shares of €1.00 each (the “Deferred Shares”).

3	Share Rights

3.1	The following rights shall attach to the Ordinary Shares:

3.1.1	Subject to any restrictions that may be imposed in accordance with these Articles, at a general meeting of the Company, every Holder of Ordinary Shares who is present in person or by a proxy or (being a body corporate) by proxy or by a representative shall have one vote for every Ordinary Share of which he is the Holder.

3.1.2	Subject to any restrictions that may be imposed in accordance with these Articles, sums legally available to be distributed by the Company in or in respect of any financial period may (to the extent so resolved or recommended by the Directors) be distributed amongst the Holders of Ordinary Shares in proportion to the numbers of Ordinary Shares then held by them.

3.1.3	The right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preference Share allotted by the Directors from time to time in accordance with Article 3.2.

3.2	The Directors are empowered, subject to the Act, to cause the Preference Shares to be issued from time to time as shares of one or more class or series of preferred shares, with the sanction of a resolution of the Directors, on terms:

3.2.1	that the Directors can fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Directors in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Directors;

3.2.2	that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Directors) on the happening of a specified event or on a given date;

3.2.3	that they are liable to be redeemed at the option of the Company;

3.2.4	that they are liable to be redeemed at the option of the holder; and/or

3.2.5	with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion or otherwise, as the Directors by resolution shall determine.

The Directors are authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

3.3	The following rights shall attach to the Deferred Shares:

3.3.1	the holders of the Deferred Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting of the Company;

3.3.2	the holders of the Deferred Shares shall not be entitled to receive any dividend declared, made or paid or any return of capital (save as provided for in this Article) and shall not be entitled to any further right of participation in the assets of the Company;

3.3.3	on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Shares and shall be paid only after the holders of the Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of US$5,000,000 on each such Ordinary Share; and

3.3.4	the Company as agent for the holders of Deferred Shares shall have the irrevocable authority to authorise and instruct the secretary (or any other person as the Directors determine) to acquire, or to accept the surrender of, the Deferred Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Shares may be made by the Directors depositing at the office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Shares. A person whose shares have been acquired or surrendered in accordance with this Article 3.3 shall cease to be a holder of such Deferred Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares.

4	Rights of Shares on Issue

Without prejudice to any special rights conferred on the Holders of any existing shares or class(es) of shares, and subject to the provisions of the Act any share may be issued with such rights or restrictions (except, in the case of any share to be listed on the Stock Exchange, restrictions on transferability) as the Company may by ordinary resolution determine.

5	Redeemable Shares

Subject to the provisions of the Act any shares may be issued on the terms that they are, or, at the option of the Company or the Holder are, liable to be redeemed on such terms and in such manner as the Company may determine. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold same as Treasury Shares with liberty to re-issue the same.

6	Allotment of Shares

6.1	Subject to the provisions of the Act relating to authority, pre-emption or otherwise in regard to the issue of new shares and to any resolution of the Company in general meeting passed pursuant thereto, all unissued shares (including, without limitation, Treasury Shares) shall be at the disposal of the Directors, and (subject to the provisions of the Act) they may allot, grant options over, or rights to acquire, or otherwise dispose of them to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Company.

6.2	Without prejudice to the generality of the powers conferred on the Directors by other provisions of this Article 6 and Article 7 and the powers and rights of the Directors under or in connection with any share option schemes, share incentives or arrangements which were adopted or entered into by the Company on or prior to the adoption of these Articles, the Directors may from time to time grant options to subscribe or rights to acquire, for the unallotted shares in the capital of the Company to persons in the service or employment of the Company or any subsidiary or associated company of the Company (including Directors holding executive offices) on such terms and subject to such conditions as the members of the Company in general meeting may from time to time approve.

6.3	The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.

7	Section 1023 Authority

7.1	Subject to the Directors being generally authorised pursuant to Section 1021 of the Act and to the passing of a special resolution of the Company empowering the Directors so to do, the Directors may, pursuant to and subject to the provisions of Section 1023 of the Act, for the duration of each Allotment Period, allot equity securities (as defined by Section 1023 of the Act) for cash pursuant to the authority conferred by the said Section 1021, and the Directors may allot and issue Treasury Shares for cash, in each case as if the said as if Section 1022 did not apply to any such allotment, provided that such power shall be limited to:

7.1.1	the allotment of equity securities (including without limitation, Treasury Shares) in connection with a Pre-emptive Issue;

7.1.2	the allotment (otherwise than pursuant to Article 7.1.1) of equity securities up to an aggregate nominal amount equal to the Section 1023 Amount for the time being in force;

7.1.3	the allotment of equity securities to any persons having a right to subscribe for or convert securities into Ordinary Shares (including, without limitation, any holders of options under any of the Company’s share option schemes and / or share incentive plan for the time being).

7.2	Before the expiry of any Allotment Period the Company may make an offer or agreement which would or might require equity securities (as defined by Section 1023 of the Act) or other relevant securities (as defined by the Section 1021 of the Act) to be allotted after such expiry. The Directors may allot equity securities and / or other relevant securities in pursuance of that offer or agreement as if the Allotment Period during which that offer or agreement was made had not expired.

7.3	In this Article 7:

“Allotment Period”, means any period for which the authority provided for in Section 1023 is renewed or otherwise granted by special resolution of the Company in general meeting;

“Pre-emptive Issue”, means an offer of equity securities to the Holders of Ordinary Shares or an invitation to the Holders of Ordinary Shares (other than those holders with registered addresses outside the State to whom an offer would, in the opinion of the Directors, be impractical or unlawful in any jurisdiction) to apply to subscribe for equity securities (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of the Holders of Ordinary Shares are proportionate (as nearly as practicable) to the respective numbers of Ordinary Shares held by them, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange; and

“Section 1023 Amount”, shall, for any Allotment Period, be the amount so stated in the relevant special resolution granting or renewing the power pursuant to Section 1023.

8	Variation of Rights

8.1	Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of that class and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. The quorum at any such meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class and the quorum at an adjourned meeting shall be one person holding shares of the class or his proxy.

8.2	Unless otherwise provided by the rights attached to any shares and without prejudice to any such provisions, the rights attaching to any shares (the “Existing Shares”) shall be deemed to be varied by:

8.2.1	the reduction of the capital paid up on the Existing Shares; or

8.2.2	the allotment of any shares, created after the date of first creation of the class of the Existing Shares, which (a) rank in priority to the Existing Shares for payment of a dividend or in respect of capital, or (b) confer on the Holders thereof voting rights more favourable than those conferred by the Existing Shares;

but shall not otherwise be deemed to be varied by the creation or issue of further shares or by any purchase or redemption by the Company of any of its own shares.

9	Purchase of Own Shares

9.1	Subject to the provisions of, and to the extent permitted by, the Act and to any rights conferred on the Holders of any class of shares and to the following Articles of this Article, the Company and / or any subsidiary (as such expression is defined by Section 7 of the Act) may purchase any of its shares of any class (“Acquired Shares” or “Acquired Share”, as appropriate) on such terms and conditions and in such manner as the Directors may from time to time determine.

9.2	Neither the Company nor the Directors shall exercise any authority granted under Section 1074 of the Act to make market purchases or overseas market purchases of its own shares unless the authority required by such Section shall have been granted by ordinary resolution of the Company.

9.3	Neither the Company nor the Directors shall be required to select the Acquired Shares to be purchased on a pro rata basis or in any particular manner as between the Holders of shares of the same class or as between the Holders of shares of different classes or in accordance with the rights as to dividends or capital attached to any class of shares.

9.4	Unless the Directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any person (who may or may not be a member of the Company) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such Ordinary Shares or an interest in such Ordinary Shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any ordinary share a Redeemable Share.

10	Reissue of Treasury Shares

Where the Company has been authorised by a special resolution passed in general meeting to re-issue Treasury Shares (as provided for in Section 1078 of the Act) the Company may re-issue such Treasury Shares in accordance with such authority and in such manner as the Directors of the Company may from time to time determine and the Directors may resolve to permit the re-issue of Treasury Shares to be paid for in a currency or currencies other than euro and, in such cases, the payment shall be subject to the conversion rate or rates as may be determined by the Directors in relation thereto.

11	Trusts Not Recognised

No person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring a Holder or a transferee to furnish the Company with information as to the beneficial ownership of any share or information as to any person who has an Interest in any such share and the nature and extent of the Interest of each such person when such information is reasonably required by the Company or is required in accordance with Article 12.

12	Disclosure of Interests

12.1	Notwithstanding the provisions of the immediately preceding Article, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the interests of the Company to do so, give a notice to the Holder or Holders of any share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days) of full and accurate particulars of all or any of the following matters, namely:

12.1.1	his Interest in such share;

12.1.2	if his Interest in the share does not consist of the entire beneficial interest in it, the Interests of all persons having any beneficial interest (direct or indirect) in the share (provided that one joint Holder of a share shall not be obliged to give particulars of Interests of persons in the share which arise only through another joint Holder);

12.1.3	any arrangements (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the Holder of such share can be required to transfer the share or any Interest therein to any person (other than a joint Holder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint Holder of such share); and

12.1.4	any information which the Company is entitled to seek pursuant to Section 1062 of the Act.

12.2	If, pursuant to any notice given under Article 12.1, the person stated to own any beneficial interest in a share or the person in favour of whom any Holder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in Article 12.1.3, is a body corporate, trust, society or any other legal entity or association of individuals and / or entities, the Directors may at any time and from time to time if, in their absolute discretion, they consider it to be in the best interests of the Company to do so, give a notice to the Holder or Holders of such share (or any of them) requiring such Holder or Holders to notify the Company in writing within such period as may be specified in such notice (which shall not be less than fourteen days) of full and accurate particulars of the names and addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of (x) any body corporate whose ordinary shares are listed or admitted to or dealt in on any bona fide stock exchange, securities market or over-the-counter exchange, (y) a mutual assurance company, or (z) a bona fide charitable trust or foundation, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate, trust, society or other entity or association.

12.3	The Directors may, if they think fit, give notices under Article 12.1 and Article 12.2 at the same time on the basis that the notice given pursuant to Article 12.2 shall be contingent upon disclosure of certain facts pursuant to a notice given pursuant to Article 12.1.

12.4	The Directors may (before or after the receipt of any written particulars under this Article) require any such particulars to be verified by statutory declaration.

12.5	The Directors may serve any notice pursuant to the terms of this Article irrespective of whether or not the Holder on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall in any way prejudice or affect any non-compliance not so waived whether by the Holder concerned or any other joint Holder of the share or by any person to whom a notice may be given at any time.

12.6	For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with, the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

12.7	The provisions of this Article 12 and Article 13 are in addition to, and do not limit, any other right or power of the Company, including any right vested in or power granted to the Company by the Act.

13	Restriction of Rights

13.1	If at any time the Directors shall determine that a Specified Event (as defined by Article 13.7) shall have occurred in relation to any share or shares, the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of fourteen days from the service of any such notice (in these Articles referred to as a “Restriction Notice”), for so long as such Restriction Notice shall remain in force:

13.1.1	no Holder or Holders of the share or shares specified in such Restriction Notice (in these Articles referred to as “Specified Shares”) shall, in relation to its Specified Shares, be entitled to attend, speak or vote either personally, by representative or by proxy at any general meeting of the Company or at any separate general meeting of the class of shares concerned or to exercise any other right conferred by membership in relation to any such meeting; and

13.1.2	the Directors shall, where the Specified Shares represent not less than 0.25 per cent. of the class of shares concerned, be entitled:

(a)	to withhold payment of any dividend or other amount payable (including shares issuable in lieu of dividend) in respect of the Specified Shares; and / or

(b)	to refuse to register any transfer of the Specified Shares or any renunciation of any allotment of new shares or debentures made in respect thereof unless such transfer or renunciation is shown to the satisfaction of the Directors to be a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of Article 13.3 and Article 13.8).

13.2	A Restriction Notice shall be cancelled by the Directors not later than seven days after the Holder or Holders or other relevant person concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice given in respect of any Specified Share as a result of a Specified Event described in Article 13.7.2 or Article 13.7.3, shall automatically be deemed to be cancelled on receipt by the Directors of evidence satisfactory to them that the Specified Share has been sold on a bona fide transfer or renunciation to another beneficial owner unconnected with the Holder or Holders or any person appearing to have an interest in the Specified Shares (subject always to the provisions of Article 13.3 and Article 13.8) or upon registration of a transfer of such share.

13.3	A Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose, without prejudice to the generality of the foregoing provisions, it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

13.4	The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of the Specified Shares and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice. Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

13.5	If, while any Restriction Notice shall remain in force in respect of any Specified Shares, any further shares shall be issued in respect thereof pursuant to a capitalisation issue made in pursuance of these Articles (including, without limitation, any capitalisation effected pursuant to the provisions of Article 109), the Restriction Notice shall be deemed also to apply in respect of such further shares which shall as from the date of issue thereof form part of the Specified Shares for all purposes of this Article.

13.6	On the cancellation of any Restriction Notice the Company shall pay to the Holder (or, in the case of joint Holders, the first named Holder) on the Register in respect of the Specified Shares as of the record date for any such dividend so withheld, all such amounts as have been withheld pursuant to the provisions of this Article subject always to the provisions of Article 116 which shall be deemed to apply, mutatis mutandis, to any amount so withheld.

13.7	For the purposes of these Articles, the expression “Specified Event” in relation to any share shall mean any of the following events:

13.7.1	the failure of the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment;

13.7.2	the failure by the Holder thereof or any of the Holders thereof to comply, to the satisfaction of the Directors, with all or any of the terms of Article 12 in respect of any notice or notices given to him or any of them thereunder; or

13.7.3	the failure by the Holder thereof or any of the Holders thereof or any other person to comply, to the satisfaction of the Directors, with the terms of any notice given to him or any of them pursuant to the provisions of Section 1062 of the Act.

13.8	For the purposes of Article 13.1.2(b) and Article 13.2 the Directors shall be required to accept as a bona fide transfer to another beneficial owner, any transfer which is presented for registration in pursuance of:

13.8.1	any bona fide sale made on any bona fide stock exchange, securities market or over-the-counter exchange; or

13.8.2	the acceptance of any general offer made to all the Holders of any class of shares in the capital of the Company.

14	Payment of Commission

The Company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

PART III — SHARE CERTIFICATES

15	Issue of Certificates

15.1	With effect from the date of adoption of these Articles and unless otherwise determined by the Directors or by the rights attaching to or the terms of issue of any particular shares, or to the extent required by the Act, any stock exchange, depository, central securities depository or any operator of any clearance or settlement system: (i) shares in the capital of the Company shall be issued in registered form and (ii) no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).

15.2	Delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them.

15.3	The Company shall not be bound to register more than four persons as joint Holders of any share (except in the case of executors or trustees of any deceased member).

15.4	Every certificate shall be sealed with one of the Seals and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.

16	Balance and Exchange Certificates

16.1	Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

16.2	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

17	Replacement of Certificates

17.1	If a share certificate is defaced, worn-out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional out of pocket expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

PART IV — LIEN ON SHARES

18	Extent of Lien

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors at any time may declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all monies payable in respect of it.

19	Power of Sale

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the shares may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death, insolvency or bankruptcy of the Holder or who otherwise becomes entitled to the share by operation of law or regulation (whether of the State or otherwise), demanding payment.

20	Power to Effect Transfer

To give effect to a sale pursuant to Article 19, the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company only. The Directors may, if deemed necessary or desirable, also change, or procure the changing of any share held in uncertificated form to be sold pursuant to the provisions of this Part IV into certificated form prior to any such sale and may, or may authorise any person or persons to execute and do all such documents, acts and things as may be required in order to effect such change.

21	Proceeds of Sale

The net proceeds of any sale effected pursuant to Article 19, after payment of any costs incurred in connection with such sale, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of any certificate for the shares sold and subject to a like lien for any monies not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

PART V — CALLS ON SHARES AND FORFEITURE

22	Making of Calls

22.1	Subject to the terms of allotment, the Directors may make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of a sum due thereunder, be revoked in whole or in part and payment of a call may be postponed by the Directors in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.2	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

23	Time of Call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

24	Liability of Joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25	Interest on Calls

If a call remains unpaid after it has become due and payable, the person or persons from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

26	Instalments Treated as Calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

27	Power to Differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

28	Notice Requiring Payment

If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen Clear Days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

29	Forfeiture

If the requirements of any notice given in accordance with the immediately preceding Articles are not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, which shall specify those shares which are to be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

30	Power of Disposal

Subject to the provisions of the Act a share forfeited (or surrendered in lieu thereof) may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine, either to the person who was before the forfeiture the Holder or to any other person. At any time before any such sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and the person to whom the share is disposed of shall be registered as the Holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, re-allotment or other disposal of the share.

31	Effect of Forfeiture or Surrender

A person any of whose shares have been forfeited or surrendered, shall cease to be a member in respect of them and shall surrender to the Company for cancellation any certificates for the shares forfeited or surrendered but shall remain liable to pay to the Company all monies which at the date of forfeiture or surrender were payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture or surrender until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal. Such liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares.

32	Statutory Declaration

A statutory declaration by a Director or the Secretary that a share has been forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (together with the receipt of the Company for the consideration, if any, given for the share on the sale or disposition thereof and a certificate by the Company for the share delivered to the person to whom the same is sold or disposed of) constitute a good title to the share.

PART VI — TRANSFER OF SHARES

33	Transfer and Evidence of Title

33.1	Subject to such of the restrictions of these Articles, the Act, the means of transferring title and evidence thereof in respect of the shares of any member shall be either by way of an instrument in writing (in any usual or other common form which the Directors may approve) or by way of electronic means in accordance with and subject to the provisions of Article 33.3 below. The Directors may also permit title to any Ordinary Shares in the Company to be transferred without a written instrument of transfer where permitted by the Act subject to compliance with the requirements imposed under the relevant provisions of the Act and any additional requirements which the Directors may approve.

33.2	The instrument of transfer of any shares shall be executed by, or on behalf of the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Company, the Secretary (or relevant nominee) shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of, and on behalf of, the transferor of such share or shares all such transfer of shares held by the Holders in the share capital of the Company. An instrument of transfer need not be executed by the transferee save that if the share or shares concerned are not full paid, the instrument shall be executed by, or on behalf of, the transferor and the transferee. The transferor shall be deemed to remain the Holder of the share, or shares, until the name of the transferee is entered into the Register in respect thereof.

33.3	Notwithstanding any other provision of these Articles and subject to the regulations made under Section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without written instrument in accordance with Section 1086 of the Act or any regulations made thereunder. The Directors shall have the power to permit any class of share to be held in uncertificated form and to implement any arrangements or statutory provisions, and in particular shall, where appropriate, be entitled to disapply or modify all of part of the provisions of these Articles with respect to the requirement for written instruments of transfer and share certificated, in order to give effect to such regulations.

33.4	The Company, at its absolute discretion and insofar as the Act or any other applicable law permits may or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Ordinary Shares on behalf of the transferee of such Ordinary Shares of the Company. If stamp duty resulting from the transfer of Ordinary Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against an dividends payable to the transferee of those Ordinary Shares and (iii) claim a first and paramount lien on the Ordinary Shares on which stamp duty has been paid by the Company or its subsidiaries for the amount of stamp duty paid.

34	Status of Holder

The transferor of any share shall be deemed to remain the Holder of the share until the name of the transferee is inserted in the Register in respect thereof.

35	Refusal to Register Transfers

35.1	Section 95(1) of the Act shall not apply to the Company.

35.2	The Directors may, in their absolute discretion and without giving any reason, refuse to register:

35.2.1	the transfer of a share or any renunciation of any allotment made in respect of a share which is not fully paid; or

35.2.2	any transfer of a share to or by a minor or a person of unsound mind or any renunciation of a share to or by any such person,

provided that in the case of any such shares which are listed on a Stock Exchange, the Directors shall allow dealings in such shares to take place on an open and proper basis.

35.3	The Directors may also refuse to register any instrument of transfer or any renunciation of any allotment made in respect of a share (whether or not it is in respect of a fully paid share) unless it is:

35.3.1	duly stamped and it is lodged at the Office or at such other place as the Directors may appoint;

35.3.2	accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or renunciation;

35.3.3	in respect of only one class of shares; and

35.3.4	in favour of not more than four transferees.

35.4	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

36	Closing of Transfer Books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

37	Absence of Registration Fees

Notwithstanding Section 95(2)(a) of the Act, no fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

38	Retention of Transfer Instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

39	Renunciation of Allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

PART VII — TRANSMISSION OF SHARES

40	Death of a Member

If a member dies, the survivor or survivors, where he was a joint Holder, and his personal representatives, where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

41	Transmission on Death or Bankruptcy

A person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or insolvency of a member or otherwise becoming entitled to share by operation of any law, directive or regulation (whether of the State or elsewhere) may, upon such evidence of title being produced as the Directors may reasonably require, elect either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person and if the Directors are satisfied with the evidence of title produced to them, they may register such person as the holder of the share, subject to the Act and the other provisions of these Articles. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the event giving rise to the entitlement of the relevant person to the shares had not occurred.

42	Rights before Registration

A person becoming entitled to a share by reason of any of the circumstances set out in Article 41 (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that he shall not, before being registered as the Holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of shares in the Company, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

PART VIII — ALTERATION OF SHARE CAPITAL

43	Increase of Capital

43.1	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount and of such class or classes, as the resolution shall prescribe.

43.2	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary share capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

44	Consolidation, Sub-Division and Cancellation of Capital

The Company may by ordinary resolution:

44.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

44.2	subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each sub-divided share shall be the same as it was in the case of the share from which the sub-divided share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares held by a Holder may, as compared with the others, have any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares); or

44.3	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

45	Fractions on Consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (after expenses) in due proportion among those members (save that the Directors may in any such case determine that amounts of US$20 or less shall not be distributed but shall be retained for the benefit of the Company), and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

46	Reduction of Capital

The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account or any undenominated capital in any manner and with, and subject to, any incident authorised, and consent required, by law.

PART IX — GENERAL MEETINGS

47	Annual General Meetings

Save as otherwise provided by the Act, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it.

48	Extraordinary General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

49	Convening General Meetings

The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default, may be convened by such requisitionists and in such manner as may be provided by the Act.

50	Notice of General Meetings

50.1	Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice and all other extraordinary general meetings shall also be called by at least twenty-one Clear Days’ notice, except that it may be called by fourteen days’ notice (whether in electronic form or otherwise) where:

50.1.1	all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means either before or at the meeting; and

50.1.2	a special resolution reducing the period of notice to fourteen days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that annual general meeting.

50.2	Any notice convening a general meeting shall specify the time and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 50.4, which shall be identified as such in the notice) and the general nature of the business to be transacted. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company in accordance with Articles 53 and 54 of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share by reason of the death or bankruptcy of a member and to the Directors and the Auditors.

50.3	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

50.4	The Directors may, for the purpose of controlling the level of attendance and / or ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make such arrangements as the Directors shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place thereof. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being approved by the Directors and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Directors may, when specifying the place of the general meeting:

50.4.1	direct that the meeting shall be held at a place specified in the notice at which the chairperson of the meeting shall preside (“Principal Place”); and

50.4.2	exclude certain members from attending the meeting at the Principal Place and make arrangements for simultaneous attendance and participation at other satellite places by these members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other satellite places, provided that persons attending at the Principal Place and at any of such other satellite places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other satellite places by any means including electronic means such as video links.

50.5	Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other satellite places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other satellite places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place and the members present in person or by proxy at the other satellite places shall be counted in the quorum for, and entitled to vote at, the general meeting in question and that meeting shall be duly constituted and its proceedings valid.

50.6	The Directors may direct that any person wishing to attend any meetings should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Directors shall consider appropriate in the circumstances and shall be entitled in their absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or otherwise to comply with such security arrangements or restrictions. If it appears to the chairperson of the general meeting that the facilities at the Principal Place or any satellite meeting place have become inadequate for the purposes referred to in Article 50.4, then the chairperson may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at the general meeting up to the time of that adjournment shall be valid. The provisions of Article 57 shall apply to that adjournment.

50.7	Subject to the provisions of the Act concerning general meetings, the Directors may resolve to enable attendance at all general meetings (including annual, extraordinary and class meetings of the members of the Company) by the use of a webcast, conference telephone or any other type of electronic means provided that the members (whether present in person, by proxy or by authorised representative), other persons entitled to attend such meetings and the Auditors have been notified of the convening of the meeting and the availability of the webcast, conference telephone or other type of electronic means for the meeting and, if present at the meeting as herein provided, can hear and speak at the meeting. Such participation in a meeting shall constitute presence and attendance in person at the meeting and the persons in attendance may be situated in any part of the world for any such meeting.

51	Change in Venue or Time of Meeting

51.1	If, after the sending of a notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable, for a reason beyond their control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 50.4 applies) and / or time, they may change the place (or any of the places in the case of a meeting to which Article 50.4 applies) and / or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change the place (or any of the places, in the case of a meeting to which Article 50.4 applies) and / or postpone the time again if it decides that this is reasonable to do so. In either case:

51.1.1	no new notice of the meeting need be sent but the Directors shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and / or postponement to appear at the original place and time; and

51.1.2	a proxy appointment in relation to the meeting may, if by means of an instrument in physical form, be delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 67 or, if in electronic form, be received at the address and in the manner specified by or on behalf of the Company in accordance with Article 67 at any time not later than the latest time approved by the Directors (subject to the requirements of the Act), and in default shall not be treated as valid.

PART X — PROCEEDINGS AT GENERAL MEETINGS

52	Quorum for General Meetings

52.1	No business other than the appointment of a chairperson shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

52.2	If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairperson of the meeting may decide) from the time appointed for the meeting, the meeting, if convened on the requisition of members, shall be dissolved and in any other case, shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the chairperson of the meeting may determine.

53	Order of Business

53.1	At any annual general meeting of the members, only such nominations of individuals for election to the board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and for other business to be properly brought before an annual general meeting, such nominations and other business must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the board of Directors; otherwise made at the annual general meeting by or at the direction of the board of Directors; or otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with Articles 53 and 54. For nominations of individuals for election to the board of Directors or other business to be properly requested by a member to be made at or brought before an annual general meeting pursuant to clause (c) above, a member must: (i) be a Holder at the time of giving of notice of such annual general meeting by or at the direction of the board of Directors, on the record date for determination of members entitled to vote at such meeting, and at the time of the annual general meeting; (ii) be entitled to vote at such annual general meeting; and (iii) comply with the procedures set forth in these Articles as to such nomination or other business. This Article 53.1 shall be the exclusive means for a member to make nominations or to bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.

53.2	At any extraordinary general meeting of the members, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before an extraordinary general meeting, such business must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the board of Directors; (b) otherwise brought before the extraordinary general meeting by or at the direction of the board of Directors; or (c) otherwise properly brought before the extraordinary general meeting by a member of the Company pursuant to the valid exercise of power granted to them under Section 178 of the Act to submit a requisition to the Company to convene an extraordinary general meeting (such requisition, an “EGM Request”) and in accordance with Articles 53 and 54; provided, however, that nothing herein shall prohibit the board of Directors from submitting additional matters to members at any such extraordinary general meeting. Nominations of individuals for election to the board of Directors may be made at an extraordinary general meeting of members at which Directors are to be elected pursuant to the Company’s notice of meeting: (a) by or at the direction of the board of Directors; or (b) by any member of the Company who: (i) is a Holder at the time of giving of notice of such extraordinary general meeting, on the record date for determination of members entitled to vote at such meeting, and at the time of the extraordinary general meeting; (ii) is entitled to vote at the meeting; and (iii) complies with the procedures set forth in these Articles as to such nomination.

53.2.1	A beneficial owner who wishes to deliver an EGM Request must cause the nominee or other person who serves as the Holder of such beneficial owner’s shares of the Company to sign the EGM Request. If a Holder is the nominee for more than one beneficial owner of shares of the Company, the Holder may deliver an EGM Request solely with respect to the shares of the Company beneficially owned by the beneficial owners who are directing the Holder to sign such EGM Request.

53.2.2	This Article 53.2 shall be the exclusive means for a member to make nominations or to bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members. For the avoidance of doubt, nothing in these Articles shall be construed to confer on any member the right to request an extraordinary general meeting or to make nominations or to bring any other business at any extraordinary general meeting (whether requisitioned by members pursuant to an EGM Request or otherwise), or to expand any rights that members have with respect to any extraordinary general meeting that is held in connection with an EGM Request (including any such extraordinary general meeting that is convened by the board of Directors in response to an EGM Request) beyond those rights provided to members under Section 178 of the Act.

53.3	Except as otherwise provided by the Act, the memorandum of association or these Articles, the chairperson of any annual or extraordinary general meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Articles and, if any proposed nomination or other business is not in compliance with these Articles, to declare that no action shall be taken on such nomination or other business and such nomination or other business shall be disregarded.

54	Advance Notice of Member Business and Nominations

54.1	Without qualification or limitation, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to Article 53.1, the member must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this Article 54.

54.1.1	To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual general meeting (which first anniversary date shall, for the purposes of the Company’s first annual general meeting held after the Effective Time (the “First Annual Meeting”), be deemed to be April 26, 2025); provided, however, that in the event that no annual general meeting was held in the previous year (other than in connection with the First Annual Meeting) or the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the member must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual general meeting or, if the first Public Announcement of the date of such annual general meeting is less than one hundred (100) days prior to the date of such annual general meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Company. In no event shall any adjournment, recess, rescheduling or postponement of an annual general meeting, or the Public Announcement thereof, commence a new time period for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Articles.

54.1.2	Notwithstanding anything in Article 54.1.1 to the contrary, in the event that the number of Directors to be elected to the board of Directors is increased by the board of Directors, and there is no Public Announcement by the Company naming all of the nominees for Director or specifying the size of the increased board of Directors at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Article 54.1, a member’s notice required by this Article 54.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Company.

54.2	Subject to Article 54.8, but otherwise without qualification or limitation, for any business to be properly requested to be brought before an extraordinary general meeting by a member, the member must have given timely notice thereof in writing to the Secretary in proper form and in accordance with this Article 54, and such business must otherwise be a proper matter for member action.

54.2.1	Subject to Article 54.8, in the event an extraordinary general meeting of members is called by a member of the Company pursuant to an EGM Request, a purpose of which is the election of one or more Directors to the board of Directors, the right of any member to nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting shall be subject to such member having given timely notice thereof. To be timely, a member’s notice shall be delivered to the Secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such extraordinary general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such extraordinary general meeting or, if the first Public Announcement of the date of such extraordinary general meeting is less than one hundred (100) days prior to the date of such extraordinary general meeting, the tenth (10th) day following the day on which Public Announcement is first made of the date of the extraordinary general meeting and, if applicable, of the nominees proposed by the board of Directors to be elected at such meeting. In no event shall any adjournment, recess, rescheduling or postponement of an extraordinary general meeting of members, or the Public Announcement thereof, commence a new time period for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Articles.

54.2.2	Notwithstanding anything in Article 54.2.1 to the contrary, in the event that the number of Directors to be elected to the board of Directors is increased by the board of Directors, and there is no Public Announcement by the Company naming all of the nominees for Director or specifying the size of the increased board of Directors at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Article 54.2, a member’s notice required by this Article 54.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the Company.

54.3	Without prejudice to the generality of Article 12, to be in proper form, a member’s notice pursuant to Article 53 or this Article 54 must include the following, as applicable:

54.3.1	As to the member giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, a member’s notice must set forth: (i) the name and address of such member, as they appear on the Register, of such beneficial owner, if any, and any persons that are acting in concert therewith; (ii) a representation that the member giving the notice is a Holder of shares carrying voting rights entitled to vote at such meeting, will continue to be a Holder of shares carrying voting rights entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business; (iii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned of record and owned beneficially by such member, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Company or with a value derived, in whole or in part, from the value of any security of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such member, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has or pursuant to any proxy, contract, understanding or relationship may acquire any right to vote any security of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any security of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Company (any of the foregoing, a “Short Interest”); (E) any rights to dividends on the shares of the Company owned beneficially by such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Company; (F) any proportionate interest in securities of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity; (G) any performance-related fees (other than an asset-based fee) that such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is entitled to based on any increase or decrease in the value of securities of the Company or Derivative Instruments or Short Interests, if any; (H) any direct or indirect interest, including significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith and (I) any direct or indirect interest of such member, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, in any contract with, or any litigation involving, the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (sub-clauses (A) through (I) above of this Article 54.3.1 shall be referred, collectively, as the “Ownership Information”); (iv) if any such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Article 54, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and if involving a nomination a representation that such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert, therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the shares carrying voting rights; (v) a certification that each such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Company and such person’s acts or omissions as a member of the Company; (vi) the names and addresses of other members (including beneficial owners) known by any such member, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other members by such supporting member would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Company’s share capital owned beneficially or of record by, and any other information contemplated by clause (iii) of this Article 54.3.1 with respect to, such other member(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d- 1(a) of the Exchange Act or an amendment pursuant to Rule 13d-2(a) of the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such member, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any; and (viii) any other information relating to such member, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

54.3.2	If the notice includes any business other than a nomination of a Director or Directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in Article 54.3.1, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such member, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (ii) the text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend the Articles, the text of the proposed amendment); and (iii) a description of all agreements, arrangements and understandings between such member, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such member;

54.3.3	As to each individual, if any, whom the member proposes to nominate for election or re-election to the board of Directors, a member’s notice must, in addition to the matters set forth in Article 54.3.1, also set forth: (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) the completed and signed questionnaire and representation agreement required by Article 54.9 ; (iv) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in a proxy statement as a nominee) and a written statement of intent to serve as a Director for the full term if elected; and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such member and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act if the member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant;

54.3.4	In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the Holders entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the Office not later than (a) the later of (i) ten (10) days after the record date for determining the Holders entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (ii) the first Public Announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (b) not later than eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this Article 54.3.4 or any other Article shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a member, extend any applicable deadlines under these Articles or enable or be deemed to permit a member who has previously submitted notice under these Articles to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the members. In addition, if the member giving the notice has delivered to the Company a notice relating to the nomination of Directors, the member giving the notice shall deliver to the Company no later than five (5) Business Days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

54.3.5	The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual or extraordinary general meeting, require any member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made, or any proposed nominee to deliver to the Secretary, within five (5) Business Days of any such request, such other information as may reasonably be required by the Company or its board of Directors, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a Director, (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company or (c) such other information that the board of Directors determines, in its sole discretion, could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Articles, including, without limitation, Article 53 and this Article 54, shall be eligible for election as Directors; and

54.3.6	Notwithstanding anything to the contrary in this Article 54, to the extent the Holder giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate or associate or such beneficial owner, information otherwise required by clauses (iii), (iv), (v) and (vi) of Article 54.3.1 shall not be required of or with respect to such Holder.

54.4	Notwithstanding the provisions of these Articles, a member giving the notice shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Articles; provided, however, that any references in these Articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Articles with respect to nominations or proposals as to any other business to be considered.

54.5	Only persons who are nominated by members in accordance with the procedures set forth in Article 53 and in this Article 54 shall be eligible to be elected at an annual or extraordinary general meeting of members of the Company to serve as Directors and only such business shall be conducted at a meeting of members as shall have been brought before the meeting in accordance with the procedures set forth in Article 53 and this Article 54. The procedures set forth in Article 53 and in this Article 54 for nomination for the election of Directors by members are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the board of Directors or any committee thereof.

54.6	Notwithstanding the foregoing provisions of Article 53 and this Article 54, if the member giving the notice (or a qualified representative thereof) does not appear at the annual or extraordinary general meeting of members of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

54.7	Except as otherwise provided by law, the board of Directors or the chairperson of the meeting shall have the power (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Article 53 and in this Article 54 (including whether the member or beneficial owner, if any, on whose behalf the nomination or business proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such member’s nominee or business proposal in compliance with such member’s representation as required by Article 54.3.1(v)) and (b) if any proposed nomination or business was not made or proposed in compliance with Article 53 and this Article 54, or if any of the information provided to the Company pursuant to in Article 53 or this Article 54 was inaccurate, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

54.8	Nothing in these Articles shall be deemed to affect any rights: (a) of members to request inclusion of business proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; (b) of the holders of any series of Preferred Shares if and to the extent provided for under law, the memorandum of association or these Articles or (c) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under Section 178 of the Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of Director or Directors or any other business proposal.

54.9	To be eligible to be a nominee of any member for election or re-election as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article 54) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and a written representation and agreement (in the form of such questionnaire and representation and agreement provided by the Secretary, which form shall be provided by the Secretary upon written request of any member giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made; provided such written request identifies both the member making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that such individual:

54.9.1	(1) is not and will not become a party to: (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; and (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director, with such individual’s fiduciary duties under applicable law; and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

54.9.2	agrees to promptly provide to the Company such other information as the Company may reasonably request; and

54.9.3	in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

54.10	Any individual who is nominated for election to the board of Directors, including pursuant to this Article 54, shall tender an irrevocable resignation in advance of the general meeting. Unless otherwise resolved by the board of Directors, such resignation shall become effective if the board of Directors resolves that (a) the information provided to the Company by an individual who is nominated for election to the board of Directors, including pursuant to Article 53 and this Article 54 or, if applicable, by the member who nominated such individual under Article 53 and this Article 54 and the beneficial owner, if any, on whose behalf the nomination was made, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (b) such individual or, if applicable, the member who nominated such individual under Article 53 and this Article 54 and the beneficial owner, if any, on whose behalf the nomination was made, shall have breached any representations or obligations owed to the Company under these Articles.

55	Chairperson of General Meetings

55.1	The chairperson of the board of Directors or, in his absence, some other Director nominated by the Directors shall preside as chairperson at every general meeting of the Company. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act the Directors present shall elect one of their number to be chairperson of the meeting and, if there is only one Director present and willing to act he shall be chairperson.

55.2	If at any meeting no Director is willing to act as chairperson or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present (whether in person or by proxy) and entitled to vote shall choose one of the members personally present to be chairperson of the meeting.

56	Director’s and Auditors’ Right to Attend General Meetings

A Director shall be entitled, notwithstanding that he is not a member, to receive notice of and to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

57	Adjournment of General Meetings

57.1	The chairperson, with the consent of a meeting at which a quorum is present, may (and shall if so directed by the meeting) adjourn the meeting to such time (or sine die) and to such place (or places where Article 50.4 applies), but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairperson’s power to adjourn a meeting conferred by Article 50.6), the chairperson may adjourn the meeting to another time and place (or places where Article 50.4 applies) without such consent if it appears to him that:

57.1.1	it is likely to be impractical to hold or continue that meeting because of the number of members wishing to attend who are not present;

57.1.2	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

57.1.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

58	Amendments to Resolutions

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairperson of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairperson, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been delivered by means of an instrument to the Office (or to such other place as may be specified by or on behalf of the Company for that purpose), or received in an electronic communication at such address (if any) for the time being notified by or on behalf of the Company for that purpose or, (b) the chairperson in his absolute discretion decides that the amendment may be considered and voted on.

59	Determination of Resolutions

59.1	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

60	Taking of a Poll

60.1	A poll shall be taken in such manner as the chairperson directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

60.2	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting in respect of which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.

60.3	On a poll taken at a meeting of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

60.4	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than twenty-four hours before the time at which the vote is to be concluded.

60.5	Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting.

61	Record Dates and Votes of Members

61.1	The Directors may determine, in the case of members, that only members whose names are entered on the Register at the close of business on a particular record date chosen by the Directors are entitled to receive notice of a general meeting subject to complying with any minimum periods prescribed by the Act.

61.2	The Directors may specify in the notice of a general meeting a record date and time by which a person’s name must be entered on the Register in order for that person to have the right to attend or vote at such general meeting. Changes to the Register after the record date and time specified by virtue of this Article 61.2 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

61.3	Votes may be given either personally or by proxy or a duly authorised representative of a corporate member. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every member present in person or by proxy or by duly authorised representative of a corporate member shall have one vote for every share carrying voting rights of which he is the Holder. On a poll a member entitled to more than one vote need not use all his votes or, if he votes, cast all the votes he uses, in the same way. Voting may also be undertaken by way of such electronic devices as are, for the time being and from time to time, approved by the Directors in their absolute discretion, and Article 61 to Article 63 (inclusive) shall be interpreted accordingly.

62	Voting by Joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

63	Voting by Incapacitated Holders

63.1	A member of unsound mind, or who has made an enduring power of attorney or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote by his committee, receiver, guardian, donee of an enduring power of attorney or other person appointed by that court, and any such committee, receiver, guardian, donee of an enduring power of attorney or other person may vote by proxy.

63.2	Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not later than the latest time specified by the Directors (subject to the requirements of the Act) and in default the right to vote shall not be exercisable.

64	Default in Payment of Calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him, unless all monies then payable by him in respect of that share have been paid.

65	Time for Objection to Voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

66	Appointment of Proxies

66.1	Every member entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf, provided that where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing (in electronic form or otherwise) in any usual form or in any other form which the Directors may approve (subject to compliance with any requirements as to form prescribed by the Act and the Exchange Act and the rules and regulations promulgated thereunder). A member shall be entitled to appoint a proxy by electronic means, to an address and in the manner specified by the Company.

66.2	The appointment of a proxy, whether in physical form by means of an instrument or in electronic form shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a body corporate, executed by a duly authorised person or under its common seal or in any other manner authorised under its constitution. For the purposes of this Article 66, an appointment in electronic form need not comprise writing if the Directors so determine and in such a case, if the Directors so determine, the appointment need not be executed but shall instead be subject to such conditions, and authenticated in such manner, as the Directors may approve.

66.3	The Directors may, at the expense of the Company, send by post, electronic mail or otherwise, or make available appointments of proxy (with or without a pre-paid method of return) for use at any general meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of meeting and to vote thereat by proxy but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.

67	Bodies corporate acting by representatives at meetings

67.1	Any body corporate which is a member or a proxy for a member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorised, all or any of the rights attached to the shares in respect of which it is so authorised. Where a member appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to a different share or shares held by the member.

67.2	A body corporate which is an owner of a share may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at an meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which they represent as that body corporate could exercise in accordance with Article 3.

68	Deposit of Proxy

68.1	The appointment of a proxy together with any power of attorney or other authority under which it is executed or a copy of such authority (or the information contained therein), certified notarially (or in some other way approved by the Directors) shall:

68.1.1	in the case of an appointment in physical form, be delivered personally or by post to the Office or (at the option of the member) to such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting or in the form of proxy sent by or on behalf of the Company in relation to the meeting;

68.1.2	in the case of an appointment in electronic form, be received at the number, address or identification number of a member which has been specified by or on behalf of the Company for the purpose of receiving electronic communication;

(a)	in or by way of note to the notice convening the meeting;

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, provided that in either such case (proxy by instrument or in electronic form):

68.2	it is so received by the Company no later than the latest time approved by the Directors (subject to the requirements of the Act) and in default shall not be treated as valid;

68.3	an appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so received by the Company for the purposes of any meeting shall not require again to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates; and

68.4	when two or more valid but differing appointments of a proxy are received in respect of the same shares for use at the same meeting, the one bearing the later date shall be treated as replacing and revoking the other; if the appointments are undated the last one received shall be treated as valid, and if the Company is unable to determine which was the last received, none shall be treated as valid, and a certificate endorsed by the Secretary stating that the appointment is valid or invalid, as the case may be, shall be conclusive for all purposes.

68.5	The Secretary may accept any appointment of proxy submitted by facsimile, electronic mail or any other means of electronic communication approved by the Directors provided such proxy forms are received, to the satisfaction of the Secretary, in clear and legible form not later than the latest time approved by the Directors (subject to the requirements of the Act), and in default shall not be treated as valid.

68.6	Without limiting the foregoing, in relation to any Ordinary Shares which are held in uncertificated form, the Directors may, from time to time, permit appointments of proxies to be made by means of an electronic communication (that is, through the use of a secured mechanism to exchange electronic messages in such form and subject to such terms and conditions as may, from time to time, be prescribed by the Directors (subject always to the facilities and requirements of the operator of the relevant system concerned)) and may, in a similar manner, permit supplements to, or amendment or revocations of, any such proxy to be made by like means. The Directors may, in addition, prescribe the method of determining the time at which any such proxy instruction (and/or other message, instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such proxy instruction which purports to be, or is expressed to be, sent on behalf of a Holder of an Ordinary Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

68.7	For the purposes of this Article 68, delivery of the appointment of proxy by the member shall be to such number (including identification number) or address (including any number or address used for the purpose of communication by way of electronic mail or other electronic communication) or by such other means as is notified by the Directors to the members whether by way of note to the notice conveying the meeting or otherwise. Any member directly or indirectly soliciting proxies from other members must use a proxy card colour other than white, which shall be reserved for exclusive use by the board of Directors and the Company.

69	Rights of Proxy

69.1	A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, to speak and to vote, at a general meeting of the Company.

69.2	The proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of the meeting which may properly come before the meeting to which it relates.

70	Effect of Proxy Instruments

Deposit of an instrument of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. The instrument appointing a proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

71	Effect of Revocation of Proxy or Authorisation

A vote given by a proxy or the duly authorised representative of a body corporate shall be valid notwithstanding the previous determination of the authority of the person voting, provided no notice in writing (whether in electronic form or otherwise) shall have been received by the Company at the Office, or other address specified by the Company pursuant to either Article 68.1.1 or Article 68.1.2, at least three hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is to be used or at which the representative is to act.

72	Class Meetings

72.1	All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

72.1.1	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, one person present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting; and

72.1.2	each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

PART XI — DIRECTORS

73	Numbers of Directors

The number of Directors shall be as the board may determine from time to time, but shall not be more than twenty-one nor less than two unless otherwise determined by the Company in general meeting.

74	Shareholding Qualification for Directors

Directors shall not be required to hold any shares in the capital of the Company by way of qualification.

75	Remuneration of Directors

75.1	Each Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Directors.

75.2	If any Director, who does not hold executive office, and who performs extra services such as acting as chairperson or deputy chairperson or service on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may further remunerate such Director either by way of salary or otherwise as the Directors may determine.

76	Expenses of Directors and Use of Company Property

76.1	The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

76.2	The Directors are expressly permitted (as contemplated by Section 228(1)(d) of the Act) to use the Company’s property subject to any conditions as may be set by the Directors from time to time (or as may be set pursuant to any authority delegated pursuant to Part XII of these Articles).

77	Alternate Directors

77.1	Any Director may by writing under his hand appoint any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

77.2	An alternate Director shall be entitled to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and, in the absence of his appointor, to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

77.3	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

77.4	A Director may at any time revoke the appointment of any alternate appointed by him. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and determine but, if a Director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

77.5	Any appointment or revocation by a Director under this Article shall be effected by notice in writing given under his hand to the Secretary or deposited at the Office or in any other manner approved by the Directors.

PART XII — POWERS OF DIRECTORS

78	Directors Powers

Subject to the provisions of the Act, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Act or by these Articles required to be done or exercised by the Company in general meeting. No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

79	Power to Delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub-delegate) any of their powers and discretions to any managing Director or any Director holding any other executive office or to any committee consisting of one or more Directors together with such other person or persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. The powers or discretions which may be delegated to any such committee shall include (without limitation) any powers and discretions whose exercise involves or may involve the payment of remuneration to, or the conferring of any other benefit on, all or any of the Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying provided always that such committees shall have power, to the extent not inconsistent with the authority under which they are established, to set their own quorum and generally to regulate their own procedures.

80	Local Management

Without prejudice to the generality of the immediately preceding Article, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such annulment or variation shall be affected thereby.

81	Appointment of Attorneys

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

82	Borrowing Powers

82.1	The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and, subject to the Act, to issue bonds, debentures, debenture stock, loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

82.2	The Directors may borrow, raise or secure the repayment of such sums in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the issue of bonds, debentures, debenture stock, loan stock, or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital.

Bonds, debentures, debenture stock, loan stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued. Subject to the provisions of the Act any debentures, debenture stock, bonds, loan stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

PART XIII — APPOINTMENT, NOMINATION, RETIREMENT AND DISQUALIFICATION OF DIRECTORS

83	Retirement by Rotation

83.1	At each annual general meeting of the Company, in addition and without prejudice to the provisions of Article 88.2, one-third of the Directors or, if their number is not three or a multiple of three, the number nearest to one-third (or such greater number of Directors as shall be required to comply with the provisions of this Article 83.1) shall retire from office; provided, that each Director shall present himself for re-election at least once every three years.

83.2	Subject to the provisions of Article 83.1, the Directors to retire by rotation at any annual general meeting shall be, firstly, those who wish to retire and not be re-appointed to office, and, secondly, those who have been longest in office since their last appointment or re-appointment but, as between persons who became or were last re-appointed Directors on the same day those to retire shall be determined by the Directors, and in absence of agreement among the Directors, by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the Directors at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

83.3	A Director who retires at an annual general meeting may, if willing to act, stand for re-election. If he is not re-elected, or deemed to be re-elected or re-appointed pursuant to these Articles, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

84	Procedure if Insufficient Directors Re-elected

If:

84.1	at the annual general meeting in any year any resolution or resolutions for the election or re-election of the persons eligible for election or re-election as Directors are put to the annual general meeting and lost; and

84.2	at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 73, all retiring Directors who stood for re-election at that meeting (the “Retiring Directors”) shall be deemed to have been re-elected as Directors and shall remain in office, but the Retiring Directors may only:

(a)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(b)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations.

85	Provisions for General Meeting Convened Under Article 84

85.1	The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 84 and they shall retire from office at the conclusion of that meeting if the number of Directors elected or ratified by the Company at that meeting is equal to or more than the minimum number of Directors required under Article 73.

85.2	If at the end of the meeting convened under Article 84 the number of Directors is fewer than any minimum number of Directors required under Article 73 the provisions of Article 83 and Article 84 shall also apply in respect of such meeting.

86	Deemed Re-appointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy the retiring Director shall, if willing to act, be deemed to have been re-appointed, unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-election of the Director is put to the meeting and lost.

87	Eligibility for Appointment

No person, other than a Director retiring by rotation or pursuant to Article 88.2, shall be elected or appointed a Director at any general meeting unless he is validly nominated for election at such general meeting in accordance with Articles 53 and 54.

88	Appointment & Nomination of Directors

88.1	Subject to Articles 73, 84, 86 and 88.2, each Director shall be elected by an ordinary resolution at an annual general meeting (or an extraordinary general meeting called for that purpose), provided that, if, at the time the Company files its definitive proxy statement for any general meeting of the Company, the number of persons who are at such time validly nominated in accordance with these Articles for election or re-election as Directors (such persons collectively, the “Director Nominees”) exceeds the number of Directors to be elected at such general meeting in accordance with Article 73, 83, 87 and 88 (the “Available Director Positions” and such an election, a “contested election”), then those Director Nominees in number equal to the Available Director Positions who receive the highest number of votes in favour of their election (whether or not such votes in favour represent, with respect to each such Director Nominee, a majority of the votes cast in respect of the election of such Director Nominee) by the members present in person or represented by proxy at such meeting and entitled to vote on the election of Directors shall be appointed as Directors. For clarity, notwithstanding the withdrawal of any nominations for Directors in a contested election subsequent to the time the Company files its definitive proxy statement, the plurality voting provisions of the proviso in this Article 88.1 will continue to apply to the election of Directors at any such meeting.

88.2	Subject to Article 73, the Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director. A Director so appointed shall hold office only until the next following annual general meeting and, if not then re-elected, shall vacate office and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.

89	Disqualification & Removal of Directors

89.1	The office of a Director shall be vacated ipso facto if:

89.1.1	he ceases to be a Director by virtue of any provision of the Act or he becomes disqualified or otherwise prohibited by law from being a Director;

89.1.2	he becomes restricted pursuant to the provisions of Part 14 of the provisions of the Act;

89.1.3	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

89.1.4	in the opinion of a majority of his co-Directors the health of the Director is such that he can no longer be reasonably regarded as possessing an adequate decision-making capacity so that he may discharge his duties as a Director;

89.1.5	he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 83.3;

89.1.6	he is convicted of an indictable offence and the Directors determine that as a result of such conviction he should cease to be a Director;

89.1.7	he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and the Directors pass a resolution that by reason of such absence he has vacated office; or

89.1.8	he is required in writing by three-quarters of his co-Directors to resign, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company. In calculating the number of Directors who are required to require his resignation, any alternate appointed by him acting in his capacity as such shall be excluded.

89.2	Upon the termination of a person’s appointment as a Director under these Articles that person’s membership of any committee of the Company shall forthwith automatically terminate without the requirement for notice or other action on the part of the Company.

89.3	The Company may, by ordinary resolution of which notice has been given in accordance with the provisions of the Act, remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article 89.3 shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

PART XIV — DIRECTORS’ OFFICES AND INTERESTS

90	Executive Offices

90.1	The Directors may appoint one or more of their body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company, or any of its subsidiaries or for the provision by him of any services outside the scope of ordinary duties of a director. Any such appointment, agreement or arrangement may be on such terms (including, without limitation, terms as to remuneration) and for such period as the Directors may determine and, without prejudice to the terms of any agreement entered into in any particular case, may at any time revoke any such appointment.

90.2	A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

90.3	Any appointment of a Director to an executive office shall automatically terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such termination.

91	Directors’ Interests

91.1	Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

91.1.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or associated company thereof or in which the Company or any subsidiary or associated company thereof is otherwise interested;

91.1.2	may hold any other office or place of profit under the Company (otherwise than as auditor) and may act by himself or his firm in a professional capacity for the Company and he and / or his firm shall be entitled to remuneration for professional services as if he were not a director on such terms as the Directors shall arrange;

91.1.3	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or associated company thereof is otherwise interested; and

91.1.4	shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate unless the Company otherwise directs and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

91.2	Subject to the provisions of the Act, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

91.3	A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

91.4	For the purposes of this Article:

91.4.1	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

91.4.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

92	Restriction on Director’s Voting

92.1	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has (to his knowledge), directly or indirectly, an interest which is material or a duty which, in a material way, conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

92.2	Notwithstanding the provisions of Article 92.1, a Director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

92.2.1	the giving of any security, guarantee or indemnity to him in respect of money lent by him or any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

92.2.2	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part, and whether alone or jointly with others, under a guarantee or indemnity or by the giving of security;

92.2.3	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is entitled to participate as a holder of securities or is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

92.2.4	any proposal relating to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of, nor has an interest (within the meaning of the Act) in, one per cent. or more of (x) the issued shares of any class of the equity share capital of such company, or (y) the voting rights available to members of such company (or of a third company through which his interest is derived), any such interest being deemed for the purposes of this Article to be a material interest in all circumstances;

92.2.5	any proposal relating to the adoption, modification or operation of a pension or superannuation fund or retirement, death or disability benefits scheme under which he may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

92.2.6	any proposal relating to the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and / or any subsidiary or associated company thereof to acquire shares in the Company or any of its subsidiary or associated companies under which he benefits or may benefit in a manner similar to the benefits awarded to other employees to whom the scheme relates or which has been approved by or is subject to and is conditional upon approval for taxation purposes by the appropriate Revenue authorities; or

92.2.7	any proposal concerning the giving of any indemnity pursuant to Article 131 or concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

92.3	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under Article 92.2.4) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

92.4	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may, before the conclusion of the meeting, be referred to the chairperson of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairperson, such question may be resolved by a resolution of a majority of the Directors (other than the chairperson) present at the meeting at which the question first arises.

92.5	The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

92.6	For the purposes of this Article, an interest of a person who is connected with a Director, within the meaning of Section 220 of the Act shall be treated as interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director. A shareholding in, or any interest in debentures or other securities of, the Company of a Director, or of a person who is connected with a Director within the meaning of Section 220 of the Act shall not be deemed to be a material interest for the purposes of this Article.

92.7	Nothing in Section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Directors (or which has been approved pursuant to any authority delegated by the Directors in accordance with Part XII of these Articles). It shall be the duty of each Director to obtain prior approval of the Directors before entering into any commitment permitted by Section 228 of the Act.

93	Entitlement to Grant Pensions and Purchase Insurance

93.1	The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary or associated company of the Company or a predecessor in business of the Company or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any of such benefits and for such purposes any Director may accordingly be, become or remain a member of, or rejoin any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

93.2	Subject to the provisions of Article 131, the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time, directors, officers, or employees of the Company or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company, or any such other company or such subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

PART XV — PROCEEDINGS OF DIRECTORS

94	Regulation and Convening of Directors’ Meetings

94.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director who, being a resident of the State, is for the time being absent from the State.

94.2	Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, facsimile, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

95	Quorum for Directors’ Meetings

95.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but, notwithstanding that such person may act as alternate Director for more than one Director, he shall not count as more than one for the purposes of determining whether a quorum is present.

95.2	The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but, if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

96	Voting at Directors’ Meetings

96.1	Questions arising at any meeting of Directors shall be decided by a majority of votes. Each Director present and voting shall have one vote. Where there is an equality of votes, the chairperson of the meeting shall have a second or casting vote. A Director who is also an alternate Director for one or more Directors shall be entitled, in the absence of any such appointor from a meeting, to a separate vote at such meeting on behalf of each such appointor in addition to his own vote.

96.2	Each Director present at a meeting of Directors shall, in addition to his own vote, be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him (the “Authorised Director”) in respect of such meeting to vote for such other Director in the absence of such other Director, provided that:

96.2.1	no Authorised Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to any such authority if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Authorised Director proposes to vote pursuant to the provisions of such authority;

96.2.2	any such authority may specifically provide that, in the absence of the Authorised Director from any meeting, his alternate, if present at the meeting, may exercise the authority instead of the Authorised Director and unless such provision is so made, no alternate Director of the Authorised Director shall be entitled to exercise any such authority on his behalf; and

96.2.3	if, pursuant to any of the provisions of this Article, an alternate Director shall become authorised to exercise any vote, he shall not be entitled to authorise any person other than himself to exercise such vote.

96.3	Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, facsimile, electronic mail or any other means of communication approved by the Directors. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

97	Telecommunication Meetings

Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone, video link or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

98	Chairperson of Meetings of Directors

Subject to any appointment to the office of chairpersonmade pursuant to these Articles, the Directors may elect a chairperson of their meetings and determine the period for which he is to hold office, but if no such chairperson is elected, or, if at any meeting the chairperson is unwilling to act or is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairperson of the meeting.

99	Validity of Acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

100	Directors’ Resolutions or other Documents in Writing

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors and such resolution or other document signed by a Director may be delivered or transmitted to the Company (unless the Directors shall otherwise determine either generally or in any specific case) by post, facsimile, electronic mail or other means approved by the Directors, provided the contents of such resolution or other document, including the actual signature thereto, are, to the satisfaction of the Secretary, clear and visible therein. A resolution or other document(s) signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

PART XVI — THE SECRETARY

101	Appointment of Secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration, and upon such conditions as they may think fit and any Secretary so appointed may be removed by them and a new Secretary appointed in his place.

102	Assistant Secretary

The Directors, at any time and from time to time, may appoint one or more assistant or deputy secretaries and any provision in these Articles requiring or authorising a thing to be done or determination to be made by or to the Secretary shall be satisfied by it being done by or to or made by any such assistant or deputy secretary.

PART XVII — SEALS OF THE COMPANY

103	Use of Seals

The Directors shall ensure that the common seal of the Company and any official securities seal kept pursuant to the Act shall only be used by the authority of the Directors or of a committee authorised by the Directors.

104	Signature of Sealed Instruments

104.1	Every instrument to which either the common seal of the Company or any official securities seal kept pursuant to the Act shall be affixed shall be signed by a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and / or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled in each case by or on behalf of the Directors).

104.2	For the purposes of this Article 104, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.

105	Seal for Use Abroad

The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

PART XVIII — DIVIDENDS AND RESERVES

106	Declaration of Dividends

Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

107	Interim and Fixed Dividends

Subject to the provisions of the Act the Directors may from time to time pay to the members interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise howsoever), relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration, or as the case may be the payment of dividends by the Company and no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

108	Reserves

The Directors may before recommending any dividend, whether preferential or otherwise, carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to a reserve may be applied from time to time, at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may elect to carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

109	Scrip Dividends

109.1	The Directors may, subject to approval by the Company by ordinary resolution (and provided that an adequate number of unissued Ordinary Shares is available for the purpose), prior to or contemporaneously with the announcement of the dividend in question, offer Holders of Ordinary Shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case, the following provisions shall apply:

109.1.1	Any such resolution of the Company may specify that the said right of election shall apply to a particular dividend or dividends or to all or any dividends falling to be declared or paid during a specified period, provided that such period shall expire no later than fifteen months after the date on which such resolution is passed or on the date of the holding of the next following annual general meeting, whichever is the first to occur, unless previously renewed, varied or revoked by the Company in general meeting.

109.1.2	The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient but subject always to the Act the value of the additional Ordinary Shares to be allotted in lieu of any amount of cash dividend shall equal the cash amount of the dividend foregone (disregarding any tax credit attaching to the dividend). The said basis of allotment may, at the absolute discretion of the Directors, be exclusive of any fractional entitlements or, alternatively, may provide for a rounding up to the nearest number of Ordinary Shares, notwithstanding that the value thereof (as determined in accordance with Article 109.1.3) may be greater than the cash amount of the dividend.

109.1.3	The value of the Ordinary Shares shall be determined by the Directors by reference to the average of the Reference Prices of Ordinary Shares for the five Business Days commencing on the date on which the Ordinary Shares are quoted ex the relevant dividend or, in the event that this shall, in the opinion of the Directors, be impracticable, in such manner as the Directors may determine, taking into account, if appropriate, the price at which any recent dealing in the shares of the Company took place. For the purposes of this Article, the expression “Reference Price” shall mean, in respect of any Business Day on which there shall be a dealing on the New York Stock Exchange or London Stock Exchange (as the Directors may determine) in respect of Ordinary Shares, the closing quotation price in respect of such shares for such Business Day as published in the London Stock Exchange Daily Official List or by the New York Stock Exchange (or any successor to them) as appropriate and, in respect of any Business Day on which there shall be no such dealing, the price which is equal to (x) the mid-point between the high and low market guide prices in respect of such shares for such Business Day as published in the London Stock Exchange Daily Official List or by the New York Stock Exchange (or any successor to them) as appropriate, or (y) if there shall be only one such market guide price so published, the market guide price so published.

109.1.4	The Directors shall give notice in writing to the Holders of Ordinary Shares of any right of election afforded to them and shall send with or following such notice forms of election and specify the procedure to be followed (including, if so permitted, procedures for the retraction of an election), the place or places at which and the latest dates and times by which duly completed forms of election must be lodged in order to be effective (such dates or times to be different only to the extent that it is necessary to allow for the transmission of information to Dublin or for time differences between different places at which such forms may be lodged). Any such notice may be given prior to the general meeting at which approval for the right of election is to be given and subject to such approval being given. Any election by a member will be binding on every successor in title to the shares in respect of which the election is made. The Directors may also issue forms under which Holders of Ordinary Shares may elect to receive Ordinary Shares instead of cash both in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined) and dividends already declared and resolved.

109.1.5	The cash dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on any Ordinary Shares in respect of which the share election has been duly exercised (the “Elected Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of any Ordinary Share) shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or undenominated capital or capital redemption reserve fund) or profit and loss account, whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted and premium (if any) on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the Elected Ordinary Shares on such basis. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by a resolution passed at a general meeting of the Company.

109.1.6	The additional Ordinary Shares so allotted will rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards any rights attaching to such Ordinary Shares by reference to a record date prior to the date of allotment.

109.1.7	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of shares becoming distributable in fractions (including, without limitation, provisions whereby, in whole or in part, the fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. The Directors may, in their absolute discretion if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination.

109.1.8	Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine, all elections made shall be disregarded. The relevant dividend shall, in any event, be payable wholly in cash if the Ordinary Shares cease to be listed or dealt in on the Stock Exchange at any time prior to the due date of issue of the additional Ordinary Shares or if such listing is suspended and not reinstated at least three Business Days prior to the date immediately preceding the due date of such issue.

109.1.9	Notwithstanding anything to the contrary in this Article, the Directors may make such exclusions from any offer of rights of election to Holders of Ordinary Shares as they may think necessary or expedient in the light of any legal, regulatory or practical problems under the laws or regulations of any territory or jurisdiction or the requirements of any regulatory body or stock exchange and may in particular, on any occasion, determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of rights of election would or might be unlawful and in such event the provisions aforesaid shall be read and construed subject to such determination.

110	Apportionment of Dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

111	Deductions from Dividends

The Directors may deduct from any dividend or other monies payable to any member in respect of a share any monies presently payable by him to the Company in respect of that share.

112	Dividends in Specie

A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof, in order to adjust the rights of all the parties, and may determine that cash payments shall be made to any members upon the footing of the value so fixed and may vest any such specific assets in trustees.

113	Payment of Dividends and Other Monies

113.1	Any dividend or other monies payable in cash in respect of any share (whether in USD or in any other currency) may be paid by such method as the Directors in their absolute discretion may decide, at the risk of the Holder or Holders entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such payment shall be made payable to the order of the person to whom it is sent and such payment shall be a good discharge to the Company. The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends or any other payments to any particular Holder or Holders by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company’s account in respect of the appropriate amount shall be deemed a good discharge of the Company’s obligations in respect of any payment made by such methods.

113.2	If payments are to be made by electronic transfer to an account (of a type approved by the Directors) nominated by a Holder or Holders but no such account is nominated by the Holder or Holders, or an electronic transfer into a nominated account is rejected or refunded, the Company may credit the amount payable to an account of the Company until the Holder or Holders nominates a valid account.

113.3	An amount credited to an account under Article 113.2 is to be treated as having been paid to the Holder or Holders at the time it is credited to that account. The Company will not be a trustee of the money and no interest will accrue on the money.

113.4	Payment by electronic transfer, cheque or warrant, or in any other way, is made at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend if a payment using electronic or other means approved by the Directors is made in accordance with instructions given by the Company or if such a cheque or warrant is cleared. The Company will not be responsible for a payment which is lost or delayed.

113.5	In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or Holders.

113.6	Any dividend or other payment to any particular Holder or Holders may be paid in such currency or currencies, other than Euro, as may from time to time be determined by the Directors and at the sole risk of the person or persons entitled thereto, and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.

113.7	Any joint Holder or other person jointly entitled to a share as aforesaid may give effectual receipts for any dividend or other monies payable on or in respect of the share.

113.8	If on at least three consecutive occasions, cheques, warrants, or transfers in respect of payment of dividends or other monies payable on or in respect of any share have been despatched in accordance with the provisions of this Article but have been returned undelivered or left uncashed during the periods for which they were valid, the Company need not thereafter despatch further cheques, warrants or transfers in payment of dividends or other monies payable on or in respect of the share in question until the member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Secretary an address or account details as appropriate for the purpose.

114	Dividends Not to Bear Interest

No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

115	Payment to Holders on a Particular Date

Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisations to be effected in pursuance of these Articles (including, without limitation, pursuant to the provisions of Article 109).

116	Unclaimed Dividends

Any dividend which has remained unclaimed for twelve years from the date the dividend became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

PART XIX — POWER TO CAPITALISE

117	Capitalisation of Non-Distributable Profits and Reserves

117.1	Subject to the Act, the board may with the authority of an ordinary resolution of the Company:

117.1.1	subject to the provisions of this Article, resolve to capitalise any of the Company’s profits available for distribution and/or any sum, for the time being, standing to the credit of any of the Company’s other reserves, reserve accounts or funds, by whatever name called and whether distributable or non-distributable (including, without limitation, the share premium account, the undenominated capital account, any unrealised revaluation reserves, any capital redemption reserves and any merger reserves), if any; (b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant board resolution who, unless provided otherwise, would have been entitled to it if it were distributed by way of dividend and in the same proportions;

117.1.2	apply that sum on behalf of the members or the members of any class either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal value or nominal value plus share premium, as the case may be, equal to the sum capitalised, but the share premium account, the undenominated capital account, any revaluation reserves, any capital redemption reserves, any merger reserves and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full unissued shares to be allotted to the members or the members of any class of a nominal value or nominal value plus share premium equal to the sum capitalised;

117.1.3	allot the shares, debentures or other obligations credited as fully paid to those members or members of any class, or as they may direct, in those proportions, or partly in one way and partly in the other;

117.1.4	where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

117.1.5	authorise any person to enter into an agreement with the Company on behalf of all the members or members of any class concerned providing for either:

(a)	the allotment to the members or members of any class respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(b)	the payment up by the Company on behalf of the members or members of any class of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members or members of any class, as the case may be; and

117.1.6	generally do all acts and things required to give effect to the ordinary resolution.

118	Implementation of Capitalisation Issues

Whenever such a resolution is passed in pursuance of the preceding Article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company and / or to or for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

PART XX — NOTICES

119	Notices in Writing

Subject to the Act and except where otherwise expressly provided for in these Articles, any notice, document or information to be given, served or delivered by the Company pursuant to these Articles shall be in writing in a paper copy or, subject to Article 121, in electronic form.

120	Service of Notices

120.1	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the Company (or any agent / the registrar of the Company acting on its behalf):

120.1.1	by handing it to him or his authorised agent;

120.1.2	by leaving it at his registered address;

120.1.3	by sending it by post in a pre-paid cover addressed to him at his registered address;

120.1.4	by sending it by means of electronic mail or other means of electronic communication approved by the Directors to the address of the member notified to the Company by the member for such purpose; or

120.1.5	by displaying it on a website (except a share certificate), the address of such shall be notified to the members in writing.

120.2	Where a notice or document is given, served or delivered pursuant to Article 120.1.1 or Article 120.1.2, the giving, service or delivery thereof shall be deemed to have been effected at the time it was handed to the member or his authorised agent, or left at his registered address (as the case may be).

120.3	Where a notice or document is given, served or delivered pursuant to Article 120.1.3, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

120.4	Where a notice or document is given, served or delivered pursuant to Article 120.1.4, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twelve hours after despatch.

120.5	If a notice or document (other than a share certificate) is displayed on a website pursuant to Article 120.1.5 it is treated as being delivered when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

120.6	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 120.1.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, incapacity, bankruptcy, liquidation or disability of such member.

120.7	Without prejudice to the provisions of Article 120.1 and Article 120.2, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice issued through an RIS and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said notice is issued by such RIS. In any such case, the Company shall put a full copy of the notice of the general meeting on its website and shall send confirmatory copies of the notice through the post to those members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to members in the State, or any part thereof which was previously so affected, has again, in the opinion of the Directors, become practical, the Directors shall forthwith send confirmatory copies of the notice by post to such members. The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

120.8	At the option of the Company, and where appropriate means are available, notice may also be served on any particular Holder or Holders by means of facsimile, electronic mail or other such means as may be available.

120.9	Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

121	Use of Electronic Communication

121.1	Any requirement in these Articles or otherwise for the consent of a member, to be obtained or given, in respect to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited account and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided however, that such revocation shall not take effect until ten days after written notice of the revocation is received by the Company.

121.2	Notwithstanding any other provision of these Articles, whenever any person (including without limitation the Company, a Director, the Secretary, any officer of the Company, a member or any other person) is required or permitted by these Articles or otherwise to give or receive information in writing, such information may be given or received in electronic form, whether as an electronic communication or otherwise in such manner or form and subject to such restrictions as the Directors shall determine from time to time in their absolute discretion and subject to the following provisions of this Article.

121.3	Subject to Article 120.1.4, the manner or form (including any relevant restrictions) of or relating to electronic communication between the Company, the Directors, the Secretary, the officers of the Company, the members or any other person shall be governed by such terms and conditions of electronic communication as may be made by the Directors at any time and from time to time. The Directors may at any time supplement, vary or revoke any such terms and conditions.

121.4	The Company and its Directors, Secretary or officers shall not be compelled to receive or to send electronic communications or information in electronic form under these Articles or otherwise until such time as the Directors shall have advised (pursuant to any terms and conditions of electronic communication or otherwise) the recipient or giver, as the case may be, in writing of the manner, form and restrictions (if any) by which such information may be sent or received.

121.5	The terms and conditions of electronic communication issued by the Directors pursuant to this Article may include, without limitation, provisions designed to:

121.5.1	ensure the security of electronic communication;

121.5.2	establish and authenticate the identity of the giver or recipient, as the case may be, of the information;

121.5.3	record the consent of the giver or recipient, as the case may be, of the information by electronic means or in electronic form; and

121.5.4	prescribe the method of determining the date and time at which any electronic communication is to be treated as sent or received.

121.6	For the avoidance of doubt, any giver or recipient of information who has notified the Company in writing of his election to give or receive information in electronic form whether as an electronic communication or otherwise may at any time, by notice given in accordance with the terms and conditions of electronic communication issued by the Directors, elect to give or receive the information in any one of the other forms permitted by these Articles.An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

121.7	Nothing in the preceding provisions of this Article 121 shall affect any requirement of the Act or any other laws that a particular offer, notice or other document be served in any particular manner.

122	Service on Joint Holders

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

123	Service on Transfer or Transmission of Shares

123.1	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register in respect of the share, has been duly given to a person from whom he derives his title provided that the provisions of this Article shall not apply to any notice served under Article 12.1 or to any notice served under Article 13 unless, under the provisions of Article 13.2, it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

123.2	Without prejudice to the provisions of these Articles allowing a meeting to be convened by notice issued by an RIS, a notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

124	Signature to Notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

125	Deemed Receipt of Notices

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company, shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

PART XXI — WINDING UP

126	Distribution on Winding Up

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the assets shall be distributed among the members in accordance with Article 3. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

127	Distribution in Specie

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as he, with the like sanction determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

PART XXII — MISCELLANEOUS

128	Inspection and Confidentiality

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting and no member (not being a Director) shall be entitled to require discovery of or receive any information concerning any detail of the business, assets, property, trading or customers of the Company or any subsidiary or associated company thereof or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of business by the Company or any subsidiary or associated company thereof and which, in the opinion of the Directors, it would be inexpedient in the interests of the members of the Company to communicate to the public.

129	Destruction of Records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

129.1	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

129.2	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

129.3	references herein to the destruction of any document include references to the disposal thereof in any manner.

130	Untraced Shareholders

130.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a Holder, or any share to which a person is entitled by transmission, if and provided that:

130.1.1	for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Holder, or to the person entitled by transmission to the share, at his address on the Register or otherwise the last known address given by the Holder, or to the person entitled by transmission, to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Holder, or the person entitled by transmission, (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

130.1.2	the Company has, on or after the expiration of the said period of twelve years, by advertisement in a national newspaper both in the State and in the United Kingdom, and in a newspaper circulating in the area in which the address referred to in Article 130.1.1 is located, given notice of its intention to sell such share;

130.1.3	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Holder or person entitled by transmission; and

130.1.4	the Company has first given notice in writing to the New York Stock Exchange and the London Stock Exchange of its intention to sell such share.

130.2	To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

130.3	The Company shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

130.4	Where a share, which is to be sold as provided in this Article 130, is held in uncertificated form, the Directors may authorise some person to do all that is necessary to change such share into certificated form prior to its sale under this Article.

131	Indemnity

131.1	Subject to the provisions of and so far as may be permitted by the Act every present or former Director and every present or former Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

131.2	As far as permissible under the Act, the Company shall indemnify any current or former executive or officer of the Company (excluding any present or former Director or Secretary) or any person who is serving or has served at the request of the Company as a director, executive, officer or trustee of another company, joint venture or other enterprise, including any Company subsidiary (each individually, a “Covered Person”) against any expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be, made a party, or is otherwise involved, by reason of the fact that he or she is or was a Covered Person.

131.3	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

131.4	Any indemnification under this Article 131 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article 131. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

131.5	As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article 131 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the particular indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.

131.6	It being the policy of the Company that indemnification of the persons specified in this Article 131 shall be made to the fullest extent permitted by law, the indemnification provided by this Article 131 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the memorandum of association, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of the Company or any of its subsidiaries to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth, or (c) of any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article 131 and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 131.6, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or any predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this Article 131 shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

131.7	The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

132	Arrangements in respect of the listing of the Company’s Ordinary Shares in the US

Subject to Article 132.2, immediately prior to or upon the listing of the Company’s Ordinary Shares on the New York Stock Exchange (the “US Listing”) becoming effective (the “Effective Time”), the legal title to each Euroclear Share shall be automatically transferred (without any further action by Euroclear Nominees) as follows:

132.1.1	in respect of such number of Euroclear Shares as is equal to the number of Euroclear Shares represented by CDIs, legal title to such Euroclear Shares shall be transferred to Cede & Co., which will be recorded in the Register as the Holder of all such Euroclear Shares (as nominee for DTC), to be held pursuant to the rules and regulations of DTC on behalf of CTCNA (or such other person as the Directors may nominate) (the “DI Custodian”), as custodian for Computershare Investor Services plc (or such other person as the Directors may nominate) (the “DI Depositary”), which shall hold its interest(s) in such Euroclear Shares on trust as bare trustee under English law for the participants in the CREST System (“CREST Participants”) credited with the relevant CDI(s) on the US Listing Record Date against the issue to such CREST Participants of depositary interests operated by the DI Depositary (each representing an entitlement to one underlying Ordinary Share in the Company) (a “Depositary Interest”) under the arrangements described in the Company’s prospectus as approved by the Financial Conduct Authority of the United Kingdom on or about the date of adoption of these Articles (the “Prospectus”) and the relevant Depositary Interests will be issued subject to and governed by the terms and conditions of the DI Deed (as defined in the Prospectus); and

132.1.2	in respect of all Euroclear Shares other than those transferred pursuant to Article 132.1.1, the Directors, acting in their absolute discretion on or before the Effective Time, shall be authorised to determine that legal title to such Euroclear Shares shall be transferred in accordance with this Article 132 either:

(a)	severally, to the EB Participants (or such other person as the Directors may nominate) which are interested in such Euroclear Shares on the US Listing Record Date, with each such EB Participant being recorded in the Register as the sole Holder of such number of Euroclear Shares as that EB Participant was interested on the US Listing Record Date (and each such EB Participant, or their nominee, shall be deemed to have consented to becoming a member of the Company for the purpose of section 168(2) of the 2014 Act), and all such Euroclear Shares shall automatically become held in registered form in accordance with Article 15 without any further action by Euroclear Nominees, such EB Participant or the Company (or by the Company’s appointed registrar or transfer agent); and/or

(b)	to Cede & Co., which will be recorded in the Register as the Holder of all such Euroclear Shares (as nominee for DTC), to be held pursuant to the rules and regulations of DTC on behalf of the relevant entity through which Euroclear Bank holds its DTC participant account at the Effective Time, operating as investor central securities depository, which will hold its interests in such Euroclear Shares on behalf of the EB Participants interested in the relevant Euroclear Shares on the US Listing Record Date (and each EB Participant will continue to hold the same number of Belgian Law Rights (each representing one underlying Ordinary Share in the Company) as it did on the US Listing Record Date).

132.2	Nothing in Article 132.1 shall apply to any Ordinary Share which the Directors, acting in their absolute discretion on or before the Effective Time, determine to be a Restricted Share. Instead, the Directors are irrevocably instructed and authorised to make such arrangements as they, acting in their absolute discretion, consider necessary, desirable or appropriate in relation to any Restricted Share(s) so that, following the Effective Time, such Restricted Share(s) are held in a manner that facilitates the effectiveness of the US Listing. The power conferred on the Directors pursuant to this Article 132.2 shall include, but is not limited to, (i) the power to convert any such Restricted Shares to registered form in accordance with Article 15.1 and (ii) the power to transfer, as attorney and/or agent on behalf of any Restricted Shareholder, legal title to any Restricted Share to such third party as the Directors may reasonably determine, in each case in order to comply with applicable US federal securities laws, the rules and regulations of DTC or any other applicable law.

132.3	All mandates, preferences, elections and instructions of Holders of Ordinary Shares relating to the payment currency of dividends, notices and other communications which are in force immediately prior to the Effective Time will, to the extent reasonably possible, be continued after the Effective Time unless and until varied or revoked by such Holder at any time thereafter.

132.4	To give effect to the US Listing, each Holder of Ordinary Shares is deemed to have consented and agreed to the following:

132.4.1	the Company is irrevocably instructed and authorised to appoint any person (including the Secretary and any officer or employee of the Company or the registrar to the Company) as attorney and/or agent for the Holders of the Ordinary Shares (or any subsequent Holder or any nominee of such Holder or any such subsequent Holder) to take all such actions and do all such other things and execute and deliver all such documents and electronic communications as may be required or as may, in the opinion of such attorney or agent, be necessary or desirable to give full effect to the provisions of this Article 132, including but not limited to executing and delivering as transferor any instrument of transfer, form of register removal or instructions of transfer whether in written or electronic form on behalf of the relevant Holder (or any subsequent Holder or any nominee of such Holder or any such subsequent Holder) in favour of any person (including any transfer of legal title to Euroclear Shares to Cede & Co. (as nominee for DTC) as contemplated in Articles 132.1.1 or 132.1.2(b), any transfer of legal title to any Euroclear Share to any EB Participant (or any nominee of such EB Participant) as contemplated in Article 132.1.2(a) or any transfer of legal title to any Restricted Shares as contemplated in Article 132.2) and any such attorney and/or agent shall be entitled to certify on behalf of the relevant Holder that any such instrument of transfer, form of register removal or instructions of transfer will not result in a change in beneficial ownership of the underlying Ordinary Shares and that such transfer is not made in contemplation of a sale; and

132.4.2	the registrar to the Company and/or the Secretary may complete the registration of the transfer of legal title to any Ordinary Share as described in this Article 132 by registering the relevant Ordinary Shares in the name of the transferee in the Register without having to furnish the former Holder of the Ordinary Shares with any evidence of transfer or receipt.

133	Shareholder rights plan

133.1	Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights plan (a “Rights Plan”), upon such terms and conditions as the Directors deem expedient and in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.

133.2	The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.

133.3	For the purposes of effecting an exchange of Rights for ordinary shares or preferred shares in the share capital of the Company (an “Exchange”), the Directors may:

133.3.1	resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary shares or preferred shares which are to be exchanged for the Rights; and

133.3.2	apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.

133.4	The common law duties of the Directors to the Company are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.